                                            Exhibit 17(c)(iv)

Prospectus

July 29, 2002

FIXED INCOME AND
MONEY MARKET FUNDS

High Income Fund
Limited-Term Bond Fund
Municipal Bond Fund
Money Market Fund

The Securities and Exchange Commission has not approved
or disapproved the Fund's securities, or determined whether
this Prospectus is accurate or adequate. It is a criminal offense to state otherwise.

Waddell & Reed, Inc.

CONTENTS

3    AN OVERVIEW OF THE FUNDS
3    HIGH INCOME FUND
10   LIMITED-TERM BOND FUND
17   MUNICIPAL BOND FUND
24   MONEY MARKET FUND
28   INVESTMENT PRINCIPLES OF THE FUNDS
28        Investment Goals, Principal Strategies and Other Investments
33        Risk Considerations of Principal Strategies and Other Investments
35   YOUR ACCOUNT
35        Choosing a Share Class
43        Ways to Set Up Your Account
46        Buying Shares
49        Selling Shares
55        Distributions and Taxes
59   THE MANAGEMENT OF THE FUNDS
59        Portfolio Management
60        Management Fee
62   FINANCIAL HIGHLIGHTS

AN OVERVIEW OF THE FUND

GOALS

W&R High Income Fund

seeks, as a primary goal, high current income. As a secondary goal, the Fund seeks capital growth when consistent with its primary goal.

Principal Strategies

High Income Fund seeks to achieve its goals by investing primarily in a diversified portfolio of high-yield, high-risk, fixed-income securities of U.S.
and foreign issuers, the risks of which are, in the judgment of Waddell & Reed
Investment Management Company (WRIMCO), the Fund's investment manager, consistent with the Fund's goals. The Fund invests primarily in lower quality bonds, commonly called junk bonds, which include bonds rated BB and below by
Standard & Poor's (S&P) and Ba and below by Moody's Corporation (Moody's) or, if unrated, deemed by WRIMCO to be of comparable quality. The Fund may invest an unlimited amount of its total assets in junk bonds. As well, the Fund may invest in bonds of any maturity and in companies of any size.

The Fund may invest up to 20% of its total assets in common stocks in order to seek capital growth. The Fund emphasizes a blend of value and growth in its selection of common stocks. Value stocks are those which WRIMCO believes are currently selling below their true worth, while growth stocks are those whose earnings WRIMCO believes are likely to grow faster than the economy.

WRIMCO may look at a number of factors in selecting securities for the Fund.
These include an issuer's past, current and estimated future:

*  financial strength

*  cash flow

*  management

*  borrowing requirements

*  responsiveness to changes in interest rates and business conditions

Generally, in determining whether to sell a debt security, WRIMCO uses the same type of analysis that it uses in buying debt securities. For example, WRIMCO may sell a holding if the issuer's financial strength declines, or is anticipated to decline, to an unacceptable level, or if management of the company weakens. As well, WRIMCO may choose to sell an equity security if the issuer's growth potential has diminished. WRIMCO may sell a security if the competitive conditions of a particular industry have increased and it believes the Fund should, therefore, reduce its exposure to such industry. WRIMCO may also sell a security if, in its opinion, the price of the security has risen to fully reflect the company's improved creditworthiness and other investments with greater potential exist. WRIMCO may also sell a security to take advantage of more attractive investment opportunities or to raise cash.

Principal Risks of Investing in the Fund

Because High Income Fund owns different types of securities, a variety of factors can affect its investment performance, such as:

*  the credit quality, earnings performance and other conditions of the companies whose securities the Fund holds

*  the susceptibility of junk bonds to greater risks of non-payment or default, price volatility and lack of liquidity compared to higher-rated bonds

*  an increase in interest rates, which may cause the value of bonds held by the Fund, especially bonds with longer maturities, to decline

*  the mix of securities in the Fund, particularly the relative weightings in, and exposure to, different sectors and industries

*  changes in the maturities of bonds owned by the Fund

*  adverse bond and stock market conditions, sometimes in response to general economic or industry news, that may cause the prices of the Fund's holdings to fall as part of a broad market decline

*  the skill of WRIMCO in evaluating and managing the interest rate and credit risks of the Fund's portfolio

Market risk for small or medium sized companies may be greater than that for large companies. For example, smaller companies may have limited financial resources, limited product lines or inexperienced management.

As with any mutual fund, the value of the Fund's shares will change and you could lose money on your investment. An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance
Corporation or any other government agency.

Who May Want to Invest

High Income Fund is designed for investors who primarily seek a level of current income that is higher than is normally available with securities in the higher rated categories and, secondarily, seek capital growth when consistent with the goal of income. The Fund is not suitable for all investors. You should consider whether the Fund fits your particular investment objectives.

PERFORMANCE

High Income Fund

The bar chart and performance table below provide some indication of the risks of investing in the Fund by showing changes in the Fund's performance from year to year and by showing how the Fund's average annual total returns for the periods shown compare with those of a broad measure of market performance and a peer group average.

*  The bar chart presents the average annual total returns for Class C shares and shows how performance has varied from year to year.

*  The bar chart does not reflect any deferred sales charge that you may be required to pay upon redemption of the Fund's Class C shares. If the deferred sales charge were included, the returns would be less than those shown.

*  The bar chart and the performance table assume payment of dividends and other distributions in shares. As with all mutual funds, the Fund's past performance (before and after taxes) does not necessarily indicate how it will perform in the future.

Note that the performance information in the bar chart and performance table is based on calendar-year periods, while the information shown in the Financial
Highlights section of this Prospectus and in the Fund's shareholder reports is based on the Fund's fiscal year.

Because of ongoing market volatility, the Fund's performance may be subject to substantial short-term fluctuation and current performance may be different than the results shown herein. Please check the Waddell & Reed web site at
www.waddell.com for more current performance information.

Chart Of Year-By-Year Returns

As of December 31 each year (%)[1]

                   '98                  3.64%
                   '99                  4.83%
                   '00                 -7.41%
                   '01                  9.92%

In the period shown in the chart, the highest quarterly return was 6.86% (the fourth quarter of 2001) and the lowest quarterly return was -6.62% (the third quarter of 1998). The Class C return for the year through June 30, 2002 was -1.24%.

[1]The returns shown are based on the performance of the Fund's prior Class B shares. On March 24, 2000, that Class B was combined with and redesignated as
Class C, which had commenced operations on October 4, 1999.

Average Annual Total Returns

The table below compares the Fund's average annual returns to that of a broad-
based securities market index that is unmanaged, and to a Lipper average that is a composite of mutual funds with goals similar to that of the Fund. The
Fund's returns include the maximum sales charge for Class A shares (5.75%) and the applicable contingent deferred sales charge (CDSC) for Class B and Class C shares, treat dividend and capital gain distributions as reinvested and assume you sold your shares at the end of each period (unless otherwise noted).

The table also shows average annual returns, for Class C shares, on a before tax and after-tax basis. Return Before Taxes shows the actual change in the value of the Fund shares over the periods shown, but does not reflect the impact of taxes on Fund distributions or the sale of Fund shares. The two after-tax returns take into account taxes that may be associated with owning
Fund shares. Return After Taxes on Distributions is a Fund's actual performance, adjusted by the effect of taxes on distributions made by the Fund during the period shown. Return After Taxes on Distributions and the Sale of
Fund Shares is further adjusted to reflect the tax impact on any change in the value of Fund shares as if they had been sold on the last day of the period.

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after tax returns depend on an investor's tax situation and may differ from those shown. After tax returns are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k)
plans or individual retirement accounts, or to shares held by non-taxable entities.

After-tax returns are shown only for Class C shares. After-tax returns for other Classes may vary.

Average Annual Total Returns

                                                                    5 Years
                                                                   (or Life
as of December 31, 2001 (%)                      1 Year           of Class)

Class C (began on 07-31-1997)

Before Taxes[1]                                   9.92%               3.35%

After Taxes on Distributions[1]                   6.53%               0.48%

After Taxes on Distributions
and Sale of Fund Shares[1]                        7.26%               1.92%

Class Y (began on 12-30-1998)

Before Taxes                                     10.81%               3.25%

Class A (began on 07-03-2000)

Before Taxes                                      4.48%               0.28%

Class B (began on 07-18-2000)

Before Taxes                                      6.03%               0.94%

Indexes

Salomon Brothers High
Yield Market Index[2]                             5.44%               2.07%[3]

Lipper High Current Yield
Funds Universe Average[4]                         1.79%              -0.35%[3]

[1]The returns shown for Class C shares are based on the performance of the
Fund's prior Class B shares. On March 24, 2000, that Class B was combined with and redesignated as Class C, which had commenced operations on October 4, 1999.
The prior Class B's performance has been adjusted to reflect the current CDSC structure applicable to Class C. Accordingly, these returns reflect no CDSC since it only applies to Class C shares held for twelve months or less.

[2]Reflects no deduction for fees, expenses or taxes.

[3]Index comparison begins on July 31, 1997.

[4]Lipper Average is net of fees and expenses.

FEES AND EXPENSES

High Income Fund

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund:

Shareholder Fees

(fees paid directly from              Class A   Class B   Class C   Class Y
your investment)                       Shares    Shares    Shares    Shares

Maximum Sales Charge
(Load) Imposed on
Purchases (as a percentage
of offering price)                      5.75%      None      None      None

Maximum Deferred
Sales Charge (Load)[1]
(as a percentage of
lesser of amount invested
or redemption value)                  None[2]        5%        1%      None

Annual Fund Operating Expenses

(expenses that are deducted           Class A   Class B   Class C   Class Y
from Fund assets)                      Shares    Shares    Shares    Shares

Management Fees[3]                      0.63%     0.63%     0.63%     0.63%

Distribution and Service
(12b-1) Fees                            0.25%     1.00%     1.00%     0.25%

Other Expenses[4]                       0.72%     0.78%     0.82%     0.75%

Total Annual Fund
Operating Expenses[4]                   1.60%     2.41%     2.45%     1.63%

[1]The CDSC which is imposed on the lesser of amount invested or redemption value of Class B shares, declines from 5% for redemptions made within the first year of purchase, to 4% for redemptions made within the second year, to 3% for redemptions made within the third and fourth years, to 2% for redemptions made within the fifth year, to 1% for redemptions made within the sixth year and to
0% for redemptions made after the sixth year. For Class C shares, a 1% CDSC applies to the lesser of amount invested or redemption value of Class C shares redeemed within twelve months after purchase. Solely for purposes of determining the number of months or years from the time of any payment for the purchase of shares, all payments during a month are totaled and deemed to have been made on the first day of the month.

[2]A 1% CDSC may be imposed on purchases of $2 million or more of Class A shares that are redeemed within twelve months of purchase.

[3]The expenses shown for Management Fees reflect the maximum annual fee payable; however, WRIMCO has voluntarily agreed to waive its investment management fee on any day if the Fund's net assets are less than $25 million, subject to WRIMCO's right to change or terminate this waiver.

[4]Other Expenses and Total Annual Fund Operating Expenses have been restated
to reflect the change in shareholder servicing fees effective December 1, 2001;
otherwise, expense ratios are based on other Fund-level expenses for the fiscal year ended March 31, 2002. Actual expenses may be greater or less than those shown.

Example

This example is intended to help you compare the cost of investing in the shares of the Fund with the cost of investing in other mutual funds. The example assumes that (a) you invest $10,000 in the particular class of shares for each time period specified, (b) your investment has a 5% return each year, and (c) the expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

If shares are redeemed
at end of period:                      1 Year   3 Years   5 Years  10 Years

Class A Shares                           $728    $1,051    $1,396    $2,366

Class B Shares                           $644    $1,051    $1,385    $2,543[1]

Class C Shares                           $248    $  764    $1,306    $2,786

Class Y Shares                           $166    $  514    $  887    $1,933

If shares are not redeemed
at end of period:                      1 Year   3 Years   5 Years  10 Years

Class A Shares                           $728    $1,051    $1,396    $2,366

Class B Shares                           $244    $  751    $1,285    $2,543[1]

Class C Shares                           $248    $  764    $1,306    $2,786

Class Y Shares                           $166    $  514    $  887    $1,933

[1]Reflects annual operating expenses of Class A shares after conversion of
Class B shares into Class A shares 8 years after the month in which the shares were purchased.

AN OVERVIEW OF THE FUND

GOAL

W&R Limited-Term Bond Fund

seeks to provide a high level of current income consistent with preservation of capital.

Principal Strategies

Limited-Term Bond Fund seeks to achieve its goal by investing primarily in investment-grade debt securities (including bonds rated BBB and higher by S&P and Baa and higher by Moody's or, if unrated, judged by WRIMCO to be of comparable quality) of U.S. issuers, including corporate bonds, mortgage-backed securities and U.S. Government securities. The Fund seeks to identify relative value opportunities between these sectors of the fixed-income market. The Fund maintains a dollar-weighted average maturity of not less than two years and not more than five years, and the Fund may invest in companies of any size.

WRIMCO may look at a number of factors in selecting securities for the Fund's portfolio. These include:

*  the security's current coupon

*  the maturity of the security

*  the relative value of the security

*  the creditworthiness of the particular issuer (if not backed by the full faith and credit of the U.S. Treasury)

*  prepayment risks for mortgage-backed securities and other debt securities with call provisions

Generally, in determining whether to sell a security, WRIMCO uses the same type of analysis that it uses in buying securities. WRIMCO may also sell a security to take advantage of more attractive investment opportunities or to raise cash.

Principal Risks of Investing in the Fund

A variety of factors can affect the investment performance of Limited-Term Bond
Fund. These include:

*  an increase in interest rates, which may cause the value of the Fund's fixed-income securities, especially bonds with longer maturities, to decline

*  the credit quality, earnings performance and other conditions of the issuers whose securities the Fund holds

*  prepayment of higher-yielding bonds and mortgage-backed securities held by the Fund

*  adverse bond and stock market conditions, sometimes in response to general economic or industry news, that may cause the prices of the Fund's holdings to fall as part of a broad market decline

*  WRIMCO's skill in evaluating and managing the interest rate and credit risks of the Fund

Market risk for small or medium sized companies may be greater than that for large companies. For example, smaller companies are more likely to have limited financial resources, limited product lines or inexperienced management.

As with any mutual fund, the value of the Fund's shares will change and you could lose money on your investment. An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance
Corporation or any other government agency.

Who May Want to Invest

Limited-Term Bond Fund is designed for investors seeking a high level of current income consistent with preservation of capital. You should consider whether the Fund fits your particular investment objectives.

PERFORMANCE

Limited-Term Bond Fund

The bar chart and performance table below provide some indication of the risks of investing in the Fund by showing changes in the Fund's performance from year to year and by showing how the Fund's average annual total returns for the periods shown compare with those of a broad measure of market performance and a peer group average.

*  The bar chart presents the average annual total returns for Class C shares and shows how performance has varied from year to year.

*  The bar chart does not reflect any deferred sales charge that you may be required to pay upon redemption of the Fund's Class C shares. If the deferred sales charge were included, the returns would be less than those shown.

*  The bar chart and the performance table assume payment of dividends and other distributions in shares. As with all mutual funds, the Fund's past performance (before and after taxes) does not necessarily indicate how it will perform in the future.

Note that the performance information in the bar chart and performance table is based on calendar-year periods, while the information shown in the Financial
Highlights section of this Prospectus and in the Fund's shareholder reports is based on the Fund's fiscal year.

Because of ongoing market volatility, the Fund's performance may be subject to substantial short-term fluctuation and current performance may be different than the results shown herein. Please check the Waddell & Reed web site at
www.waddell.com for more current performance information.

Chart Of Year-By-Year Returns

As of December 31 each year (%)[1]

                   '93                  7.32%
                   '94                 -3.04%
                   '95                 12.39%
                   '96                  3.04%
                   '97                  5.64%
                   '98                  5.36%
                   '99                  0.43%
                   '00                  7.17%
                   '01                  7.82%

In the period shown in the chart, the highest quarterly return was 4.52% (the second quarter of 1995) and the lowest quarterly return was -1.99% (the first quarter of 1994). The Class C return for the year through June 30, 2002 was 1.06%.

[1]The returns shown are based on the performance of the Fund's prior Class B shares. On March 24, 2000, that Class B was combined with and redesignated as
Class C, which had commenced operations on October 4, 1999.

Average Annual Total Returns

The table below compares the Fund's average annual returns to that of a broad-
based securities market index that is unmanaged, and to a Lipper average that is a composite of mutual funds with goals similar to that of the Fund. The
Fund's returns include the maximum sales charge for Class A shares (4.25%) and the applicable CDSC for Class B and Class C shares, treat dividend and capital gain distributions as reinvested and assume you sold your shares at the end of each period (unless otherwise noted).

The table also shows average annual returns, for Class C shares, on a before tax and after-tax basis. Return Before Taxes shows the actual change in the value of the Fund shares over the periods shown, but does not reflect the impact of taxes on Fund distributions or the sale of Fund shares. The two after-tax returns take into account taxes that may be associated with owning
Fund shares. Return After Taxes on Distributions is a Fund's actual performance, adjusted by the effect of taxes on distributions made by the Fund during the period shown. Return After Taxes on Distributions and the Sale of
Fund Shares is further adjusted to reflect the tax impact on any change in the value of Fund shares as if they had been sold on the last day of the period.
After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after tax returns depend on an investor's tax situation and may differ from those shown. After tax returns are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k)
plans or individual retirement accounts, or to shares held by non-taxable entities.

After-tax returns are shown only for Class C shares. After-tax returns for other Classes may vary.

Average Annual Total Returns

                                                     5 Years       10 Years
                                                    (or Life       (or Life
as of December 31, 2001 (%)            1 Year      of Class)      of Class)

Class C (began on 09-21-1992)

Before Taxes[1]                         7.82%          5.25%          4.74%

After Taxes on Distributions[1]         6.03%          3.37%          2.99%

After Taxes on Distributions
and Sale of Fund Shares[1]              5.41%          3.66%          3.25%

Class Y (began on 12-29-1995)

Before Taxes                            8.83%          6.19%          5.80%

Class B (began on 07-03-2000)

Before Taxes                            3.93%          5.74%

Class A (began on 08-17-2000)

Before Taxes                            4.23%          5.83%

Indexes

Salomon Brothers 1-5 Years
Treasury/Government
Sponsored/Corporate Index[2]            9.09%          6.97%          6.29%[3]

Lipper Short-Intermediate
Investment Grade Debt
Funds Universe Average[4]               7.21%          6.08%          5.70%[3]

[1]The returns shown for Class C shares are based on the performance of the
Fund's prior Class B shares. On March 24, 2000, that Class B was combined with and redesignated as Class C, which had commenced operations on October 4, 1999.
The prior Class B's performance has been adjusted to reflect the current CDSC structure applicable to Class C. Accordingly, these returns reflect no CDSC since it only applies to Class C shares held for twelve months or less.

[2]Reflects no deduction for fees, expenses or taxes.

[3]Index comparison begins on September 30, 1992.

[4]Lipper Average is net of fees and expenses.

FEES AND EXPENSES

Limited-Term Bond Fund

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund:

Shareholder Fees

(fees paid directly from              Class A   Class B   Class C   Class Y
your investment)                       Shares    Shares    Shares    Shares

Maximum Sales Charge
(Load) Imposed on
Purchases (as a percentage
of offering price)                      4.25%      None      None      None

Maximum Deferred
Sales Charge (Load)[1]
(as a percentage of
lesser of amount invested
or redemption value)                  None[2]        5%        1%      None

Annual Fund Operating Expenses

(expenses that are deducted           Class A   Class B   Class C   Class Y
from Fund assets)                      Shares    Shares    Shares    Shares

Management Fees[3]                      0.50%     0.50%     0.50%     0.50%

Distribution and Service
(12b-1) Fees                            0.25%     1.00%     1.00%     0.25%

Other Expenses[4]                       0.55%     0.66%     0.73%     0.54%

Total Annual Fund
Operating Expenses[4]                   1.30%     2.16%     2.23%     1.29%

[1]The CDSC which is imposed on the lesser of amount invested or redemption value of Class B shares, declines from 5% for redemptions made within the first year of purchase, to 4% for redemptions made within the second year, to 3% for redemptions made within the third and fourth years, to 2% for redemptions made within the fifth year, to 1% for redemptions made within the sixth year and to
0% for redemptions made after the sixth year. For Class C shares, a 1% CDSC applies to the lesser of amount invested or redemption value of Class C shares redeemed within twelve months after purchase. Solely for purposes of determining the number of months or years from the time of any payment for the purchase of shares, all payments during a month are totaled and deemed to have been made on the first day of the month.

[2]A 1% CDSC may be imposed on purchases of $2 million or more of Class A shares that are redeemed within twelve months of purchase.

[3]The expenses shown for Management Fees reflect the maximum annual fee payable; however, WRIMCO has voluntarily agreed to waive its investment management fee on any day if the Fund's net assets are less than $25 million, subject to WRIMCO's right to change or terminate this waiver.

[4]Other Expenses and Total Annual Fund Operating Expenses have been restated
to reflect the change in shareholder servicing fees effective December 1, 2001;
otherwise, expense ratios are based on other Fund-level expenses for the fiscal year ended March 31, 2002. Actual expenses may be greater or less than those shown.

Example

This example is intended to help you compare the cost of investing in the shares of the Fund with the cost of investing in other mutual funds. The example assumes that (a) you invest $10,000 in the particular class of shares for each time period specified, (b) your investment has a 5% return each year, and (c) the expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

If shares are redeemed
at end of period:                      1 Year   3 Years   5 Years  10 Years

Class A Shares                           $552      $820    $1,108    $1,926

Class B Shares                           $619      $976    $1,259    $2,272[1]

Class C Shares                           $226      $697    $1,195    $2,565

Class Y Shares                           $131      $409    $  708    $1,556

If shares are not redeemed
at end of period:                      1 Year   3 Years   5 Years  10 Years

Class A Shares                           $552      $820    $1,108    $1,926

Class B Shares                           $219      $676    $1,159    $2,272[1]

Class C Shares                           $226      $697    $1,195    $2,565

Class Y Shares                           $131      $409    $  708    $1,556

[1]Reflects annual operating expenses of Class A shares after conversion of
Class B shares into Class A shares 8 years after the month in which the shares were purchased.

AN OVERVIEW OF THE FUND

GOAL

W&R Municipal Bond Fund

seeks to provide income that is not subject to Federal income tax.

Principal Strategies

Municipal Bond Fund seeks to achieve its goal by investing primarily in tax-exempt municipal bonds, mainly of investment grade and of any maturity.
Municipal bonds mean obligations the interest on which is not includable in gross income for Federal income tax purposes. However, a significant portion, up to 40%, of the Fund's dividends paid to shareholders each year may be a tax preference item for purposes of the Federal alternative minimum tax (AMT).

The Fund diversifies its holdings between two main types of municipal bonds:

*  general obligation bonds, which are backed by the full faith, credit and taxing power of the governmental authority

*  revenue bonds, which are payable only from specific sources, such as the revenue from a particular project, a special tax, lease payments and/or appropriated funds. Revenue bonds include certain private activity bonds
   (PABs), which finance privately operated facilities. Revenue bonds also include housing bonds that finance pools of single family home mortgages and multi-family project mortgages

WRIMCO primarily utilizes a top-down management style and attempts to identify relative value opportunities between sectors and states (including U.S.
possessions) of the municipal bond market. WRIMCO may look at a number of factors in selecting securities for the Fund's portfolio. These include:

*  the security's current coupon

*  the maturity of the security

*  the relative value of the security

*  the creditworthiness of the particular issuer or of the private company involved

*  the structure of the security, including whether it has a put or a call feature

Generally, in determining whether to sell a security, WRIMCO uses the same type of analysis that is used in buying securities in order to determine whether the security continues to be a desired investment for the Fund. WRIMCO may also sell a security to take advantage of more attractive investment opportunities or to raise cash.

Principal Risks of Investing in the Fund

Because Municipal Bond Fund primarily owns different types of securities issued by municipal authorities, a variety of factors can affect its investment performance, such as:

*  an increase in interest rates, which may cause the value of a bond held by the Fund, especially bonds with longer maturities and zero coupon bonds, to decline

*  prepayment of asset-backed securities or mortgage-backed securities
   (prepayment risk)

*  prepayment of higher-yielding bonds when interest rates decline
   (optional call risk)

*  changes in the maturities of bonds owned by the Fund

*  the credit quality of the issuers whose securities the Fund owns or of the private companies involved in PAB-financed projects

*  the local economic, political or regulatory environment affecting bonds owned by the Fund, including legislation affecting the tax status of municipal bond interest

*  failure of a bond's interest to qualify as tax-exempt

*  adverse bond and stock market conditions, sometimes in response to general economic or industry news, that may cause the prices of the Fund's holdings to fall as part of a broad market decline

*  WRIMCO's skill in evaluating and managing the interest rate and credit risks of the Fund's portfolio

A significant portion of the Fund's dividends attributable to municipal bond interest may be a tax preference item; this would have the effect of reducing the Fund's return to any investor whose AMT liability was increased by the
Fund's dividends.

As with any mutual fund, the value of the Fund's shares will change and you could lose money on your investment. An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance
Corporation or any other government agency.

Who May Want to Invest

Municipal Bond Fund is designed for investors seeking current income that is primarily free from Federal income tax, through a diversified portfolio. You should consider whether the Fund fits your particular investment objectives.

PERFORMANCE

Municipal Bond Fund

The bar chart and performance table below provide some indication of the risks of investing in the Fund by showing changes in the Fund's performance from year to year and by showing how the Fund's average annual total returns for the periods shown compare with those of a broad measure of market performance and a peer group average.

*  The bar chart presents the average annual total returns for Class C shares and shows how performance has varied from year to year.

*  The bar chart does not reflect any deferred sales charge that you may be required to pay upon redemption of the Fund's Class C shares. If the deferred sales charge were included, the returns would be less than those shown.

*  The bar chart and the performance table assume payment of dividends and other distributions in shares. As with all mutual funds, the Fund's past performance (before and after taxes) does not necessarily indicate how it will perform in the future.

Note that the performance information in the bar chart and performance table is based on calendar-year periods, while the information shown in the Financial
Highlights section of this Prospectus and in the Fund's shareholder reports is based on the Fund's fiscal year.

Because of ongoing market volatility, the Fund's performance may be subject to substantial short-term fluctuation and current performance may be different than the results shown herein. Please check the Waddell & Reed web site at
www.waddell.com for more current performance information.

Chart Of Year-By-Year Returns

As of December 31 each year (%)[1]

                   '93                 13.73%
                   '94                 -8.83%
                   '95                 19.14%
                   '96                  3.53%
                   '97                  9.17%
                   '98                  5.12%
                   '99                 -7.04%
                   '00                  7.63%
                   '01                  5.73%

In the period shown in the chart, the highest quarterly return was 8.36% (the first quarter of 1995) and the lowest quarterly return was -7.14% (the first quarter of 1994). The Class C return for the year through June 30, 2002 was 3.74%.

[1]The returns shown are based on the performance of the Fund's prior Class B shares. On March 24, 2000, that Class B was combined with and redesignated as
Class C, which had commenced operations on October 4, 1999.

Average Annual Total Returns

The table below compares the Fund's average annual returns to that of a broad-
based securities market index that is unmanaged, and to a Lipper average that is a composite of mutual funds with goals similar to that of the Fund. The
Fund's returns include the maximum sales charge for Class A shares (4.25%) and the applicable CDSC for Class B and Class C shares, treat dividend and capital gain distributions as reinvested and assume you sold your shares at the end of each period (unless otherwise noted).

The table also shows average annual returns, for Class C shares, on a before tax and after-tax basis. Return Before Taxes shows the actual change in the value of the Fund shares over the periods shown, but does not reflect the impact of taxes on Fund distributions or the sale of Fund shares. The two after-tax returns take into account taxes that may be associated with owning
Fund shares. Return After Taxes on Distributions is a Fund's actual performance, adjusted by the effect of taxes on distributions made by the Fund during the period shown. Return After Taxes on Distributions and the Sale of
Fund Shares is further adjusted to reflect the tax impact on any change in the value of Fund shares as if they had been sold on the last day of the period.
After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after tax returns depend on an investor's tax situation and may differ from those shown. After tax returns are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k)
plans or individual retirement accounts, or to shares held by non-taxable entities.

After-tax returns are shown only for Class C shares. After-tax returns for other Classes may vary.

Average Annual Total Returns

                                                     5 Years       10 Years
                                                    (or Life       (or Life
as of December 31, 2001 (%)            1 Year      of Class)      of Class)

Class C (began on 09-21-1992)

Before Taxes[1]                         5.73%          3.95%          5.12%

After Taxes on Distributions[1]         5.69%          3.76%          4.94%

After Taxes on Distributions
and Sale of Fund Shares[1]              4.88%          3.91%          4.89%

Class Y (began on 12-30-1998)

Before Taxes                            6.45%          2.68%

Class B (began on 08-08-2000)

Before Taxes                            1.18%          2.90%

Class A (began on 09-15-2000)

Before Taxes                            2.21%          3.28%

Indexes

Lehman Brothers Municipal
Bond Index[2]                           5.13%          5.98%          6.42%[3]

Lipper General Municipal
Debt Funds Universe Average[4]          3.90%          4.78%          5.56%[3]

[1]The returns shown for Class C shares are based on the performance of the
Fund's prior Class B shares. On March 24, 2000, that Class B was combined with and redesignated as Class C, which had commenced operations on October 4, 1999.
The prior Class B's performance has been adjusted to reflect the current CDSC structure applicable to Class C. Accordingly, these returns reflect no CDSC since it only applies to Class C shares held for twelve months or less.

[2]Reflects no deduction for fees, expenses or taxes.

[3]Index comparison begins on September 30, 1992.

[4]Lipper Average is net of fees and expenses.

FEES AND EXPENSES

Municipal Bond Fund

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund:

Shareholder Fees

(fees paid directly from              Class A   Class B   Class C   Class Y
your investment)                       Shares    Shares    Shares    Shares

Maximum Sales Charge
(Load) Imposed on
Purchases (as a percentage
of offering price)                      4.25%      None      None      None

Maximum Deferred
Sales Charge (Load)[1]
(as a percentage of
lesser of amount invested
or redemption value)                  None[2]        5%        1%      None

Annual Fund Operating Expenses

(expenses that are deducted           Class A   Class B   Class C   Class Y
from Fund assets)                      Shares    Shares    Shares    Shares

Management Fees                         0.53%     0.53%     0.53%     0.53%

Distribution and Service
(12b-1) Fees                            0.25%     1.00%     1.00%     0.25%

Other Expenses[3]                       0.43%     0.94%     0.61%     0.70%

Total Annual Fund
Operating Expenses[3]                   1.21%     2.47%     2.14%     1.48%

[1]The CDSC which is imposed on the lesser of amount invested or redemption value of Class B shares, declines from 5% for redemptions made within the first year of purchase, to 4% for redemptions made within the second year, to 3% for redemptions made within the third and fourth years, to 2% for redemptions made within the fifth year, to 1% for redemptions made within the sixth year and to
0% for redemptions made after the sixth year. For Class C shares, a 1% CDSC applies to the lesser of amount invested or redemption value of Class C shares redeemed within twelve months after purchase. Solely for purposes of determining the number of months or years from the time of any payment for the purchase of shares, all payments during a month are totaled and deemed to have been made on the first day of the month.

[2]A 1% CDSC may be imposed on purchases of $2 million or more of Class A shares that are redeemed within twelve months of purchase.

[3]Other Expenses and Total Annual Fund Operating Expenses have been restated
to reflect the change in shareholder servicing fees effective December 1, 2001;
otherwise, expense ratios are based on other Fund-level expenses for the fiscal year ended March 31, 2002. Actual expenses may be greater or less than those shown.

Example

This example is intended to help you compare the cost of investing in the shares of the Fund with the cost of investing in other mutual funds. The example assumes that (a) you invest $10,000 in the particular class of shares for each time period specified, (b) your investment has a 5% return each year, and (c) the expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

If shares are redeemed
at end of period:                      1 Year   3 Years   5 Years  10 Years

Class A Shares                           $543    $  793    $1,062    $1,829

Class B Shares                           $650    $1,070    $1,416    $2,491[1]

Class C Shares                           $217    $  670    $1,149    $2,472

Class Y Shares                           $151    $  468    $  808    $1,768

If shares are not redeemed
at end of period:                      1 Year   3 Years   5 Years  10 Years

Class A Shares                           $543    $  793    $1,062    $1,829

Class B Shares                           $250    $  770    $1,316    $2,491[1]

Class C Shares                           $217    $  670    $1,149    $2,472

Class Y Shares                           $151    $  468    $  808    $1,768

[1]Reflects annual operating expenses of Class A shares after conversion of
Class B shares into Class A shares 8 years after the month in which the shares were purchased.

AN OVERVIEW OF THE FUND

GOAL

W&R Money Market Fund

seeks maximum current income consistent with
stability of principal.

Principal Strategies

Money Market Fund seeks to achieve its goal by investing in U.S. dollar-
denominated, high-quality money market obligations and instruments. High quality indicates that the securities will be rated A-1 or A-2 by S&P or Prime-
1 or Prime-2 by Moody's, or if unrated, will be of comparable quality as determined by WRIMCO. The Fund maintains a dollar-weighted average maturity of
90 days or less, and the Fund invests only in securities with a remaining maturity of not more than 397 calendar days. The Fund seeks, as well, to maintain a net asset value (NAV) of $1.00 per share.

Principal Risks of Investing in the Fund

Because Money Market Fund owns different types of money market obligations and instruments, a variety of factors can affect its investment performance, such as:

*  an increase in interest rates, which can cause the value of the Fund's holdings, especially securities with longer maturities, to decline

*  the credit quality and other conditions of the issuers whose securities the
   Fund holds

*  adverse bond market conditions, sometimes in response to general economic or industry news, that may cause the prices of the Fund's holdings to fall as part of a broad market decline

*  WRIMCO's skill in evaluating and managing the interest rate and credit risks of the Fund

An investment in the Fund is not insured or guaranteed by the Federal Deposit
Insurance Corporation or any other government agency. Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund.

Who May Want to Invest

Money Market Fund is designed for investors who are risk-averse and seek to preserve principal while earning current income and saving for short-term needs. You should consider whether the Fund fits your particular investment objectives.

PERFORMANCE

Money Market Fund

The bar chart and performance table below provide some indication of the risks of investing in the Fund by showing changes in the Fund's performance and by showing the Fund's average annual total returns for the periods shown.

*  The bar chart presents the average annual total return for Class A shares.

*  The performance table shows average annual total returns for each class.

*  The bar chart and the performance table assume payment of dividends and other distributions in shares. As with all mutual funds, the Fund's past performance does not necessarily indicate how it will perform in the future.

Note that the performance information in the bar chart and performance table is based on calendar-year periods, while the information shown in the Financial
Highlights section of this Prospectus and in the Fund's shareholder reports is based on the Fund's fiscal year.

Because of ongoing market volatility, the Fund's performance may be subject to substantial short-term fluctuation and current performance may be different than the results shown herein. Please check the Waddell & Reed web site at
www.waddell.com for more current performance information.

Chart Of Year-By-Year Returns

As of December 31, 2001 (%)

                   3.60%

In the period shown in the chart, the highest quarterly return was 1.28% (the first quarter of 2001) and the lowest quarterly return was 0.49% (the fourth quarter of 2001). The Class A return for the year through June 30, 2002 was
0.71%. As of December 31, 2001, the 7-day yield was equal to 1.48%. Yields are compiled by annualizing the average daily dividend per share during the time period for which the yield is presented.

Average Annual Total Returns

                                                                    5 Years
                                                                   (or Life
as of December 31, 2001 (%)                      1 Year           of Class)

Class A (began on 06-30-2000)                     3.60%               4.28%

Class C (began on 07-03-2000)                     2.51%               3.21%

Class B (began on 07-12-2000)                     2.44%               2.97%

FEES AND EXPENSES

Money Market Fund

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund:

Shareholder Fees

(fees paid directly from              Class A        Class B        Class C
your investment)                       Shares         Shares         Shares

Maximum Sales Charge
(Load) Imposed on
Purchases (as a percentage
of offering price)                       None           None           None

Maximum Deferred
Sales Charge (Load)[1]
(as a percentage of
lesser of amount invested
or redemption value)                     None             5%             1%

Annual Fund Operating Expenses

(expenses that are deducted           Class A        Class B        Class C
from Fund assets)                      Shares         Shares         Shares

Management Fees[2]                      0.40%          0.40%          0.40%

Distribution and Service
(12b-1) Fees                             None          1.00%          1.00%

Other Expenses[3]                       0.81%          0.93%          0.82%

Total Annual Fund
Operating Expenses[3]                   1.21%          2.33%          2.22%

[1]The CDSC which is imposed on the lesser of amount invested or redemption value of Class B shares, declines from 5% for redemptions made within the first year of purchase, to 4% for redemptions made within the second year, to 3% for redemptions made within the third and fourth years, to 2% for redemptions made within the fifth year, to 1% for redemptions made within the sixth year and to
0% for redemptions made after the sixth year. For Class C shares, a 1% CDSC applies to the lesser of amount invested or redemption value of Class C shares redeemed within twelve months after purchase. Solely for purposes of determining the number of months or years from the time of any payment for the purchase of shares, all payments during a month are totaled and deemed to have been made on the first day of the month.

[2]The expenses shown for Management Fees reflect the maximum annual fee payable; however, WRIMCO has voluntarily agreed to waive its investment management fee on any day if the Fund's net assets are less than $25 million, subject to WRIMCO's right to change or terminate this waiver.

[3]Other Expenses and Total Annual Fund Operating Expenses have been restated
to reflect the change in shareholder servicing fees effective December 1, 2001;
otherwise, expense ratios are based on other Fund-level expenses for the fiscal year ended March 31, 2002. Actual expenses may be greater or less than those shown.

Example

This example is intended to help you compare the cost of investing in the shares of the Fund with the cost of investing in other mutual funds. The example assumes that (a) you invest $10,000 in the particular class of shares for each time period specified, (b) your investment has a 5% return each year, and (c) the expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

If shares are redeemed
at end of period:                      1 Year   3 Years   5 Years  10 Years

Class A Shares                           $123    $  384    $  665    $1,466

Class B Shares                           $636    $1,027    $1,345    $2,316[1]

Class C Shares                           $225    $  694    $1,190    $2,554

If shares are not redeemed
at end of period:                      1 Year   3 Years   5 Years  10 Years

Class A Shares                           $123    $  384     $ 665    $1,466

Class B Shares                           $236    $  727    $1,245    $2,316[1]

Class C Shares                           $225    $  694    $1,190    $2,554

[1]Reflects annual operating expenses of Class A shares after conversion of
Class B shares into Class A shares 8 years after the month in which the shares were purchased.

THE INVESTMENT PRINCIPLES OF THE FUNDS

Investment Goals, Principal Strategies and Other Investments

W&R High Income Fund

The primary goal of High Income Fund is to earn a high level of current income.
As a secondary goal, the Fund seeks capital growth when consistent with its primary goal. The Fund seeks to achieve these goals by investing primarily in a diversified portfolio of high-yield, high-risk, fixed-income securities, the risks of which are, in the judgment of WRIMCO, consistent with the Fund's goals. There is no guarantee, however, that the Fund will achieve its goals.

The Fund primarily owns debt securities; however, it may also own, to a lesser degree, preferred stocks, common stocks and convertible securities. In general, the high income that the Fund seeks is paid by debt securities rated in the lower rating categories of the established rating services or unrated securities that are determined by WRIMCO to be of comparable quality;
these include bonds rated BB and lower by S&P, or Ba or lower by Moody's.
Lower-quality debt securities, which include junk bonds, are considered to be speculative and involve greater risk of default or price changes due to changes in the issuer's creditworthiness. The market prices of these securities may fluctuate more than higher-quality securities and may decline significantly in periods of general economic difficulty.

The Fund limits its acquisition of common stocks so that no more than 20% of its total assets will consist of common stocks and no more than 10% of its total assets will consist of non-dividend-paying common stocks.

The Fund may invest an unlimited amount of assets in foreign securities. At this time, however, the Fund does not intend to invest a significant amount of its assets in foreign securities.

When WRIMCO believes that a full or partial temporary defensive position is desirable, due to present or anticipated market or economic conditions, WRIMCO may take any one or more of the following steps with respect to the Fund's assets:

*  shorten the average maturity of the Fund's debt holdings

*  hold cash or cash equivalents (short-term investments, such as commercial paper and certificates of deposit)

*  emphasize investment-grade debt securities

By taking a temporary defensive position the Fund may not achieve its investment objectives.

W&R Limited-Term Bond Fund

The goal of Limited-Term Bond Fund is to provide a high level of current income consistent with preservation of capital. The Fund seeks to achieve its goal by investing primarily in a diversified portfolio of investment-grade, limited-
term debt securities (securities with a dollar-weighted average maturity of two to five years) of U.S. issuers, including collateralized mortgage obligations and other asset-backed securities and U.S. Government securities, which are securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities. Under normal market conditions, the Fund will invest at least 80% of its net assets in bonds with a limited-term duration. The Fund may also own, to a lesser extent, common stocks and convertible securities, including convertible preferred stocks in certain circumstances. There is no guarantee, however, that the Fund will achieve its goal.

The maturity of an asset-backed security is the estimated average life of the security based on certain prescribed models or formulas used by WRIMCO. The maturity of other types of debt securities is the earlier of the call date or the maturity date, as appropriate.

When WRIMCO believes that a temporary defensive position is desirable, it may take certain steps with respect to the Fund's assets, including any one or more of the following:

*  shorten the average maturity of the Fund's investments

*  hold short-term securities, cash or cash equivalents

*  invest up to all of the Fund's assets in U.S. Treasury securities

By taking a temporary defensive position the Fund may not achieve its investment objective.

W&R Municipal Bond Fund

The goal of Municipal Bond Fund is to provide income that is not subject to
Federal income tax. The Fund seeks to achieve this goal by investing primarily in a diversified portfolio of municipal bonds. There is no guarantee, however, that the Fund will achieve its goal.

As used in this Prospectus, municipal bonds mean obligations the interest on which is not includable in gross income for Federal income tax purposes. The
Fund and WRIMCO rely on the opinion of bond counsel for the issuer in determining whether the interest on such issuer's obligations is excludable from gross income for Federal income tax purposes. The Fund anticipates that not more than 40% of the dividends it will pay to shareholders, annually, will be treated as a tax preference item for AMT purposes.

Municipal bonds are issued by a wide range of state and local governments, agencies and authorities for various purposes. The two main types of municipal bonds are general obligation bonds and revenue bonds. For general obligation bonds, the issuer has pledged its full faith, credit and taxing power for the payment of principal and interest. Revenue bonds are payable only from specific sources; these may include revenues from a particular project or class of projects, a special tax, lease payments, appropriated funds or other revenue source. PABs are revenue bonds issued by or on behalf of public authorities to obtain funds to finance privately operated facilities. The Fund may invest 25%
or more of its total assets in PABs, in securities the payment of principal and interest on which is derived from revenue of similar projects, or in municipal bonds of issuers located in the same geographic area. The Fund will not, however, have more than 25% of its total assets in PABs issued for any one industry or in any one state. Other municipal obligations include lease obligations of municipal authorities or entities and participations in these obligations and housing bonds that finance pools of single family home mortgages and multi-family project mortgages.

At least 80% of the Fund's net assets will be invested, during normal market conditions, in municipal bonds of investment grade.

The Fund may invest up to 10% of its total assets in taxable debt securities other than municipal bonds. These must be either:

*  U.S. Government securities

*  obligations of domestic banks and certain savings and loan associations

*  commercial paper rated at least A by S&P or Moody's

*  any of the foregoing obligations subject to repurchase agreements

Subject to its policies regarding the amount of Fund assets invested in municipal bonds and taxable debt securities and its other investment limitations, the Fund may invest in other types of securities and use certain other instruments in seeking to achieve the Fund's goal.

When WRIMCO believes that a temporary defensive position is desirable, it may take certain steps with respect to the Fund's assets, including any one or more of the following:

*  shorten the average maturity of the Fund's investments

*  hold taxable obligations, subject to the limitations stated above

*  emphasize debt securities of a higher quality than those the Fund would ordinarily hold

*  hedge exposure to interest rate risk by investing in futures contracts, options on futures contracts and other similar derivative instruments

By taking a temporary defensive position, the Fund may not achieve its investment objective.

Income from taxable obligations, repurchase agreements and derivative instruments will be subject to Federal income tax. At this time, the Fund has limited exposure to futures contracts and similar derivative instruments. The
Fund does, and may in the future, hold a significant portion of its assets in municipal bonds for which the applicable interest rate formula varies inversely with prevailing interest rates or otherwise may expose the bond to greater sensitivity to interest rate changes.

W&R Money Market Fund

The goal of Money Market Fund is maximum current income consistent with stability of principal. The Fund seeks to achieve its goal by investing in a diversified portfolio of high-quality money market instruments in accordance with the requirements of Rule 2a-7 (Rule 2a-7) under the Investment Company Act of 1940, as amended (1940 Act). There is no guarantee, however, that the Fund will achieve its goal.

The Fund invests only in the following U.S. dollar-denominated money market obligations and instruments:

*  U.S. government obligations (including obligations of U.S. government agencies and instrumentalities)

*  bank obligations and instruments secured by bank obligations, such as letters of credit

*  commercial paper

*  corporate debt obligations, including variable rate master demand notes

*  Canadian government obligations

*  certain other obligations (including municipal obligations) guaranteed as to principal and interest by a bank in whose obligations the Fund may invest or a by corporation in whose commercial paper the Fund may invest

The Fund only invests in bank obligations if they are obligations of a bank subject to regulation by the U.S. Government (including foreign branches of these banks) or obligations of a foreign bank having total assets of at least
$500 million, and instruments secured by any such obligations.

WRIMCO may look at a number of factors in selecting securities for the Fund's portfolio. These include:

*  the credit quality of the particular issuer or guarantor of the security

*  the maturity of the security

*  the relative value of the security

Generally, in determining whether to sell a security, WRIMCO uses the same analysis that it uses in buying securities to determine if the security no longer offers adequate return or no longer complies with Rule 2a-7. WRIMCO may also sell a security to take advantage of more attractive investment opportunities or to raise cash.

All Funds

Each Fund may also invest in and use certain other types of instruments in seeking to achieve its goal(s). For example, each Fund (other than W&R Money
Market Fund) is permitted to invest in options, futures contracts, asset-backed securities and other derivative instruments if it is permitted to invest in the type of asset by which the return on, or value of, the derivative is measured.
At this time, each Fund has limited, if any, exposure to derivative investments.

You will find more information about each Fund's permitted investments and strategies, as well as the restrictions that apply to them, in the Statement of
Additional Information (SAI).

Risk Considerations of Principal Strategies and Other Investments

Risks exist in any investment. Each Fund is subject to market risk, financial risk, and, in some cases, prepayment risk.

*  Market risk is the possibility of a change in the price of the security because of market factors including changes in interest rates. Bonds with longer maturities are more interest-rate sensitive. For example, if interest rates increase, the value of a bond with a longer maturity is more likely to decrease. Because of market risk, the share price of each Fund (other than
   W&R Money Market Fund) will likely change as well.

*  Financial risk is based on the financial situation of the issuer of the security. For an investment in a debt security, the Fund's financial risk depends on the credit quality of the underlying securities in which it invests. To the extent a Fund invests in equity securities, a Fund's financial risk may depend, for example, on the earnings performance of the company issuing the stock.

*  Prepayment risk is the possibility that, during periods of falling interest rates, a debt security with a high stated interest rate will be prepaid before its expected maturity date.

Certain types of a Fund's authorized investments and strategies, such as foreign securities, junk bonds and derivative instruments, involve special risks. Depending on how much a Fund invests or uses these strategies, these special risks may become significant. For example, foreign investments may subject a Fund to: restrictions on receiving the investment proceeds from a foreign country, foreign taxes, and potential difficulties in enforcing contractual obligations, as well as fluctuations in foreign currency values and other developments that may adversely affect a foreign country. Junk bonds pose a greater risk of nonpayment of interest or principal than higher-rated bonds.
Derivative instruments may expose a Fund to greater volatility than an investment in a more traditional stock, bond or other security.

For PABs in which W&R Municipal Bond Fund may invest, credit quality is generally dependent on the credit standing of the company involved. To the extent that this Fund invests in municipal bonds the payment of principal and interest on which is derived from revenue of similar projects, or in municipal bonds of issuers located in the same geographic area, the Fund may be more susceptible to the risks associated with economic, political or regulatory occurrences that might adversely affect particular projects or areas. You will find more information in the SAI about the types of projects underlying the municipal bonds in which W&R Municipal Bond Fund may invest from time to time and a discussion of the risks associated with such projects.

Because each Fund owns different types of investments, its performance will be affected by a variety of factors. The value of a Fund's investments and the income it generates will vary from day to day, generally reflecting changes in interest rates, market conditions and other company and economic news.
Performance will also depend on WRIMCO's skill in selecting investments.

YOUR ACCOUNT

Choosing a Share Class

Each Fund offers four classes of shares: Class A, Class B, Class C and Class Y, except that W&R Money Market Fund does not offer Class Y shares. Each class has its own sales charge, if any, and expense structure. The decision as to which class of shares is best suited to your needs depends on a number of factors that you should discuss with your financial advisor. Some factors to consider are how much you plan to invest and how long you plan to hold your investment.
If you are investing a substantial amount and plan to hold your shares for a long time, Class A shares may be the most appropriate for you. If you are investing a lesser amount, you may want to consider Class B shares (if investing for at least seven years) or Class C shares (if investing for less than seven years). Class B and Class C shares are not available for investments of $2 million or more. Class Y shares are designed for institutional investors and others investing through certain intermediaries.

Since your objectives may change over time, you may want to consider another class when you buy additional Fund shares. All of your future investments in a
Fund will be made in the class you select when you open your account, unless you inform the Fund otherwise, in writing, when you make a future investment.

General Comparison of Class A, Class B and Class C Shares

Class A                   Class B                      Class C

Initial sales charge      No initial sales charge      No initial sales charge

No deferred sales         Deferred sales charge on     A 1% deferred sales
charge[1]                 shares you sell within six   charge on shares you
                          years after purchase         sell within twelve
                                                       months after purchase

Maximum distribution      Maximum distribution         Maximum distribution
and service (12b-1)       and service (12b-1) fees     and service (12b-1) fees
fees of 0.25%             of 1.00%                     of 1.00%

For an investment of      Converts to Class A shares   Does not convert to
$2 million or more,       8 years after the month      Class A shares, so
only Class A shares       in which the shares were     annual expenses do
are available             purchased, thus reducing     not decrease
                          future annual expenses

                          For an investment of $300,000
                          or more, your financial advisor
                          typically will recommend
                          purchase of Class A shares due
                          to a reduced sales charge and
                          lower annual expenses

[1]A 1% CDSC may apply to purchases of $2 million or more of Class A shares that are redeemed within twelve months of purchase.

General Comparison of Class A, Class B and Class C Shares

W&R Money Market Fund

Class A                    Class B                     Class C

No initial sales charge    No initial sales charge     No initial sales charge

Funds Plus Service         Funds Plus Service          Funds Plus Service
optional                   typically required          typically required
                           for direct investment       for direct investment

No deferred sales charge   Deferred sales charge       A 1% deferred sales
                           on shares you sell          charge on shares you
                           within six years            sell within twelve
                           after purchase              months after purchase

No distribution and        Maximum distribution        Maximum distribution
service (12b-1) fees       and service (12b-1) fees    and service (12b-1) fees
                           of 1.00%                    of 1.00%

For an investment of       Converts to Class A shares  Does not convert to
$2 million or more         8 years after the month     Class A shares, so
only Class A shares        in which the shares were    annual expenses do
are available              purchased, thus reducing    not decrease
                           future annual expenses

Each Fund has adopted a Distribution and Service Plan (Plan) pursuant to Rule
12b-1 under the 1940 Act for each of its Class A, Class B, Class C and Class Y shares except that W&R Money Market Fund Class A shares do not have a 12b-1
Plan. Under the Class A Plan, a Fund may pay Waddell & Reed, Inc. (Waddell &
Reed) a fee of up to 0.25%, on an annual basis, of the average daily net assets of the Class A shares. This fee is to compensate Waddell & Reed for, either directly or through third parties, distributing the Fund's Class A shares, providing personal service to Class A shareholders and/or maintaining Class A shareholder accounts. Under the Class B Plan and the Class C Plan, each Fund may pay Waddell & Reed, on an annual basis, a service fee of up to 0.25% of the average daily net assets of the shares of that class to compensate Waddell &
Reed for, either directly or through third parties, providing personal service to shareholders of that class and/or maintaining shareholder accounts for that class and a distribution fee of up to 0.75% of the average daily net assets of the shares of that class to compensate Waddell & Reed for, either directly or through third parties, distributing shares of that class. No payment of the distribution fee will be made, and no deferred sales charge will be paid, to
Waddell & Reed by any Fund if, and to the extent that, the aggregate distribution fees paid by the Fund and the deferred sales charges received by
Waddell & Reed with respect to the Fund's Class B or Class C shares would exceed the maximum amount of such charges that Waddell & Reed is permitted to receive under the NASD rules as then in effect.

Under the Class Y Plan, each Fund may pay Waddell & Reed a fee of up to 0.25%, on an annual basis, of the average daily net assets of the Fund's Class Y shares to compensate Waddell & Reed for, either directly or through third parties, distributing the Class Y shares of that Fund, providing service to
Class Y shareholders and/or maintaining Class Y shareholder accounts.

Because the fees of a class are paid out of the assets of that class on an ongoing basis, over time such fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

Class A shares are subject to an initial sales charge when you buy them (other than W&R Money Market Fund Class A shares), based on the amount of your investment, according to the tables below. Class A shares pay an annual 12b-1 fee of up to 0.25% of average Class A net assets. The ongoing expenses of this class are lower than those for Class B or Class C shares and typically higher than those for Class Y shares.

High Income Fund

Size of Purchase

                                                                 Sales Charge
                                                                  as Approx.
                                             Sales Charge        Percent of
                                             as Percent of         Amount
                                             Offering Price       Invested

Under $100,000                                    5.75%               6.10%

$100,000 to less than $200,000                     4.75                4.99

$200,000 to less than $300,000                     3.50                3.63

$300,000 to less than $500,000                     2.50                2.56

$500,000 to less than $1,000,000                   1.50                1.52

$1,000,000 to less than $2,000,000                 1.00                1.01

$2,000,000 and over                                0.00[1]             0.00[1]

Limited-Term Bond Fund
Municipal Bond Fund

Size of Purchase

                                                                 Sales Charge
                                                                  as Approx.
                                             Sales Charge         Percent of
                                             as Percent of          Amount
                                             Offering Price        Invested

Under $100,000                                    4.25%               4.44%

$100,000 to less than $300,000                     3.25                3.36

$300,000 to less than $500,000                     2.50                2.56

$500,000 to less than $1,000,000                   1.50                1.52

$1,000,000 to less than $2,000,000                 1.00                1.01

$2,000,000 and over                                0.00[1]             0.00[1]

[1]No sales charge is payable at the time of purchase on investments of $2 million or more, although for such investments the Fund may impose a CDSC of
1.00% on certain redemptions made within twelve months of the purchase. The
CDSC is assessed on an amount equal to the lesser of the then current market value or the cost of the shares being redeemed. Accordingly, no sales charge is imposed on increases in net asset value above the initial purchase price.

Waddell & Reed or its affiliates may pay additional compensation from its own resources to securities dealers based upon the value of shares of a Fund owned by the dealer for its own account or for its customers, including compensation for shares of the Funds purchased by customers of such dealers without payment of a sales charge.

Sales Charge Reductions

Lower sales charges are available by:

*  Combining additional purchases of Class A shares of any of the funds in W&R
   Funds, Inc. except Class A shares of W&R Money Market Fund unless acquired by exchange for Class A shares on which a sales charge was paid (or as a dividend or distribution on such acquired shares), with the net asset value
   (NAV) of Class A shares already held (Rights of Accumulation)

*  Grouping all purchases of Class A shares of any of the funds in W&R Funds,
   Inc., except shares of W&R Money Market Fund, made during a thirteen-month period (Letter of Intent)

*  Grouping purchases by certain related persons

Additional information and applicable forms are available from Waddell & Reed.

Waivers for Certain Investors

Class A shares may be purchased at NAV by:

*  Certain clients investing through a qualified fee-based program offered by a third-party that has made arrangements to sell shares of the Funds.

Contingent Deferred Sales Charge. A CDSC may be assessed against your redemption amount of Class B, Class C or certain Class A shares and paid to
Waddell & Reed, as further described below. The purpose of the CDSC is to compensate Waddell & Reed for the costs incurred by it in connection with the sale of the Fund's Class B or Class C shares or certain Class A shares. The
CDSC will not be imposed on shares representing payment of dividends or other distributions and will be assessed on an amount equal to the lesser of the then current market value or the cost of the shares being redeemed. Accordingly, no
CDSC will be imposed on increases in net asset value above the initial purchase price. Solely for purposes of determining the number of months or years from the time of any payment for the purchase of shares, all payments during a month are totaled and deemed to have been made on the first day of the month.

To keep your CDSC as low as possible, each time you place a request to redeem shares, the Fund assumes that a redemption is made first of shares not subject to a CDSC (including shares which represent reinvested dividends and distributions), and then of shares that represent the lowest sales charge.

Unless instructed otherwise, a Fund, when requested to redeem a specific dollar amount, will redeem additional shares of the applicable class that are equal in value to the CDSC. For example, should you request a $1,000 redemption and the applicable CDSC is $27, the Fund will redeem shares having an aggregate NAV of
$1,027, absent different instructions. The shares redeemed for payment of the
CDSC are not subject to a CDSC.

Class B shares are not subject to an initial sales charge when you buy them.
However, you may pay a CDSC if you sell your Class B shares within six years of their purchase, based on the table below. Class B shares pay an annual 12b-1 service fee of up to 0.25% of average net assets and a distribution fee of up to 0.75% of average net assets. Over time, these fees will increase the cost of your investment and may cost you more than if you had purchased Class A shares.
Class B shares, and any dividends and distributions paid on such shares, automatically convert to Class A shares eight years after the end of the month in which the shares were purchased. Such conversion will be on the basis of the relative net asset values per share, without the imposition of any sales load, fee or other charge.

The Fund will redeem your Class B shares at their NAV next calculated after receipt of a written request for redemption in good order, subject to the CDSC identified below.

CDSC on Shares Sold Within Year     As % of Amount Subject to Charge

               1                                5.0%

               2                                4.0%

               3                                3.0%

               4                                3.0%

               5                                2.0%

               6                                1.0%

               7+                               0.0%

In the table, a year is a 12-month period. In applying the CDSC, all purchases are considered to have been made on the first day of the month in which the purchase was made.

For example, if a shareholder opens an account on September 14, 2002, then redeems all Class B shares on September 12, 2003, the shareholder will pay a
CDSC of 4%, the rate applicable to redemptions made within the second year of purchase.

Class C shares are not subject to an initial sales charge when you buy them, but if you sell your Class C shares within twelve months after purchase, you will pay a 1% CDSC, which will be applied to the lesser of amount invested or redemption value of the shares redeemed. For purposes of the CDSC, purchases of
Class C shares within a month will be considered as being purchased on the first day of the month. Class C shares pay an annual 12b-1 service fee of up to
0.25% of average net assets and an annual distribution fee of up to 0.75% of average net assets. Over time, these fees will increase the cost of your investment and may cost you more than if you had purchased Class A shares.
Class C shares do not convert to any other class; therefore, if you anticipate holding the shares for seven years or longer, Class C shares may not be appropriate.

The CDSC will not apply in the following circumstances:

*  redemptions of shares by certain clients investing through a qualified fee-
   based program offered by a third-party that has made arrangements to sell shares of the Funds

*  redemptions of shares requested within one year of the shareholder's death or disability, provided the Fund is notified of the death or disability at the time of the request and furnished proof of such event satisfactory to
   Waddell & Reed

*  redemptions of shares made to satisfy required minimum distributions after age 70 1/2 from a qualified retirement plan, a required minimum distribution from an individual retirement account, Keogh plan or custodial account under section 403(b)(7) of the Internal Revenue Code of 1986, as amended (Code), a tax-free return of an excess contribution, or that otherwise results from the death or disability of the employee, as well as in connection with redemptions by any tax-exempt employee benefit plan for which, as a result of a subsequent law or legislation, the continuation of its investment would be improper

*  redemptions of shares made pursuant to a shareholder's participation in any systematic withdrawal service adopted for a Fund (The service and this exclusion from the CDSC do not apply to a one-time withdrawal)

*  redemptions of which the proceeds are reinvested in shares (must be reinvested in the same class as that which was redeemed) of the Fund within
   45 days after such redemption

*  the exercise of certain exchange privileges

*  redemptions effected pursuant to the Fund's right to liquidate a shareholder's shares if the aggregate NAV of those shares is less than $500, or less than $250 for W&R Money Market Fund

*  redemptions effected by another registered investment company by virtue of a merger or other reorganization with a Fund or redemptions by a former shareholder of such investment company of shares of the Fund acquired pursuant to such reorganization

*  for Class C shares, redemptions made by shareholders that have purchased shares of the Funds through certain group plans that have selling agreements with Waddell & Reed and that are administered by a third party and/or for which brokers not affiliated with Waddell & Reed provide administrative or recordkeeping services

These exceptions may be modified or eliminated by a Fund at any time without prior notice to shareholders, except with respect to redemptions effected pursuant to the Fund's right to liquidate a shareholder's shares, which requires certain notice.

Class Y shares are not subject to a sales charge. Class Y shares pay an annual
12b-1 distribution and/or service fee of up to 0.25% of average net assets.
Class Y shares are only available for purchase by:

*  participants of employee benefit plans established under section 403(b) or section 457, or qualified under section 401 of the Code, including 401(k)
   plans, when the plan has 100 or more eligible employees and holds the shares in an omnibus account on the Fund's records, and an unaffiliated third party provides administrative, distribution and/or other support services to the plan

*  banks, trust institutions, investment fund administrators and other third parties investing for their own accounts or for the accounts of their customers where such investments for customer accounts are held in an omnibus account on the Fund's records, and to which entity an unaffiliated third party provides administrative, distribution and/or other support services

*  government entities or authorities and corporations whose investment within the first twelve months after initial investment is $10 million or more and to which entity an unaffiliated third party provides certain administrative, distribution and/or other support services

Ways to Set Up Your Account

The different ways to set up (register) your account are listed below.

Individual or Joint Tenants

For your general investment needs

Individual accounts are owned by one person. Joint accounts have two or more owners (tenants).

Business or Organization

For investment needs of corporations, associations, partnerships, institutions or other groups

Retirement and other Tax-Advantaged Savings Plans

To shelter your savings from income taxes

Retirement and other tax-advantaged savings plans allow individuals to shelter investment income and capital gains from current income taxes. In addition, contributions to these accounts (other than Roth IRAs and Coverdell Education
Savings Accounts) may be tax-deductible.

*  Individual Retirement Accounts (IRAs) allow certain individuals under age 70
   1/2, with earned income, to invest up to the Annual Dollar Limit per year.
   For the 2002 through 2004 calendar years, the Annual Dollar Limit is $3,000. For individuals who have attained age 50 by the last day of the calendar year for which a contribution is made, the Annual Dollar Limit also allows a catch-up contribution. The maximum annual catch-up contribution is $500 for the 2002 through 2005 calendar years. An individual's maximum IRA contribution for a taxable year is reduced by the amount of any contributions that individual makes to a Roth IRA for that year. The maximum annual contribution for an individual and his or her spouse is two times the Annual Dollar Limit or, if less, the couple's combined earned income for the tax year.

*  IRA Rollovers retain special tax advantages for certain distributions from employer-sponsored retirement plans.

*  Roth IRAs allow certain individuals to make nondeductible contributions up to the Annual Dollar Limit per year (as identified above). The maximum annual contribution for an individual and his or her spouse is two times the
   Annual Dollar Limit or, if less, the couple's combined earned income for the taxable year. Withdrawals of earnings may be tax-free if the account is at least five years old and certain other requirements are met.

*  Coverdell Education Savings Accounts (formerly, Education IRAs) are established for the benefit of a minor, with nondeductible contributions up to $2000 per taxable year, and permit tax-free withdrawals to pay the qualified education expenses of the beneficiary.

*  Simplified Employee Pension Plans (SEP-IRAs) provide small business owners or those with self-employed income (and their eligible employees) with many of the same advantages and contribution limits as a profit sharing plan but with fewer administrative requirements.

*  Savings Incentive Match Plans for Employees (SIMPLE Plans) can be
   established by small employers to contribute to, and allow their employees to contribute a portion of their wages on a pre-tax basis to, retirement accounts. This plan-type generally involves fewer administrative requirements than 401(k) or other qualified plans.

*  Keogh Plans allow self-employed individuals to make tax-deductible contributions for themselves of up to 100% of their adjusted annual earned income, with a maximum of $40,000.

*  Pension and Profit-Sharing Plans, including 401(k) Plans, allow corporations and nongovernmental tax-exempt organizations of all sizes and/or their employees to contribute a percentage of the employees' wages or other amounts on a tax-deferred basis. These accounts need to be established by the administrator or trustee of the plan.

*  403(b) Custodial Accounts are available to employees of public school systems, churches and certain types of charitable organizations.

*  457 Accounts allow employees of state and local governments and certain charitable organizations to contribute a portion of their compensation on a tax-deferred basis.

Gifts or Transfers to a Minor

To invest for a child's education or other future needs

These custodial accounts provide a way to give money to a child and obtain tax benefits. An individual can give up to $11,000 a year per child free of Federal transfer tax consequences. Depending on state laws, you can set up a custodial account under the Uniform Transfers to Minors Act (UTMA) or the Uniform Gifts
to Minors Act (UGMA).

Trust

For money being invested by a trust

The trust must be established before an account can be opened, or you may use a trust form made available by Waddell & Reed. Contact your financial advisor for the form.

Buying Shares

You may buy shares of each of the Funds through a financial advisor and through other broker-dealers and banks that have selling agreements with Waddell &
Reed. Some of these firms may charge you a fee and may have additional requirements regarding the purchase of shares. To open your account you must complete and sign an application.

To purchase any class of shares by check, make your check payable to Waddell &
Reed, Inc. Mail the check, along with your completed application, to:

Waddell & Reed, Inc.
P. O. Box 29217
Shawnee Mission, Kansas
66201-9217

To purchase Class Y shares and Class A shares of W&R Money Market Fund by wire, you must first obtain an account number by calling 800-532-2783, then mail a completed application to Waddell & Reed at the above address, or fax it to 800-
532-2784. Instruct your bank to wire the amount you wish to invest, along with the account number and registration, to UMB Bank, n.a., ABA Number 101000695, for the account of Waddell & Reed Number 9800007978, Special Account for
Exclusive Benefit of Customers FBO Customer Name and Account Number.

The price to buy a share of a Fund, called the offering price, is calculated every business day.

The offering price of a share (the price to buy one share of a particular class) is the next NAV calculated per share of that class plus, for Class A shares, the sales charge shown in the tables.

In the calculation of a Fund's NAV:

*  The securities in the Fund's portfolio that are listed or traded on an exchange are valued primarily using market prices.

*  Bonds are generally valued according to prices quoted by an independent pricing service.

*  Short-term debt securities are valued at amortized cost, which approximates market value.

*  Other investment assets for which market prices are unavailable are valued at their fair value by or at the direction of the Board of Directors.

Each Fund is open for business every day the New York Stock Exchange (NYSE) is open. The Funds normally calculate their NAVs as of the close of business of the NYSE, normally 4 p.m. Eastern time, except that an option or futures contract held by a Fund may be priced at the close of the regular session of any other securities exchange on which that instrument is traded.

As noted, some of the Funds may invest in securities listed on foreign exchanges which may trade on Saturdays or on U.S. national business holidays when the NYSE is closed. Consequently, the NAV of Fund shares may be significantly affected on days when a Fund does not price its shares and when you are not able to purchase or redeem a Fund's shares. Similarly, if an event materially affecting the value of foreign investments or foreign currency exchange rates occurs prior to the close of business of the NYSE but after the time their values are otherwise determined, such investments or exchange rates may be valued at their fair value as determined in good faith by or under the direction of the Funds' Board of Directors.

When you place an order to buy shares, your order will be processed at the next offering price calculated after your order is received and accepted. Note the following:

*  All of your purchases must be made in U.S. dollars and checks must be drawn on U.S. banks. Neither cash nor post-dated checks will be accepted.

*  If you buy shares by check, and then sell those shares by any method other than by exchange to another fund in W&R Funds, Inc., the payment may be delayed for up to ten (10) days from the date of purchase to ensure that your previous investment has cleared.

*  If you purchase shares of a Fund from certain broker-dealers, banks or other authorized third parties, the Fund will be deemed to have received your purchase order when that third party (or its designee) has received your order. Your order will receive the offering price next calculated after the order has been received in proper form by the authorized third party (or its designee). You should consult that firm to determine the time by which it must receive your order for you to purchase shares of a Fund at that day's price.

*  Dealers that perform account transactions for their clients by participating in NETWORKING through the National Securities Clearing Corporation are responsible for obtaining their clients' permission to perform those transactions, and are responsible to their clients who are shareholders of the Fund if the dealer performs any transaction erroneously or improperly.

When you sign your account application, you will be asked to certify that your
Social Security or other taxpayer identification number is correct and whether you are subject to backup withholding for failing to report income to the
Internal Revenue Service.

Waddell & Reed reserves the right to reject any purchase orders, including purchases by exchange, and it and the Funds reserve the right to discontinue offering Fund shares for purchase.

Minimum Investments

For Class A, Class B and Class C:

To Open an Account                                     $500 (per Fund)

For certain exchanges                                  $100 (per Fund)

For certain retirement accounts and accounts
opened with Automatic Investment Service               $50 (per Fund)

To Add to an Account                                      Any amount

For certain exchanges                                 $100 (per Fund)

For Automatic Investment Service                       $25 (per Fund)

For Class Y:

To Open an Account

For a government entity or authority                     $10 million
or for a corporation                     (within first twelve months)

For other eligible investors                              Any amount

To Add to an Account                                      Any amount

Adding to Your Account

Subject to the minimums described above, you can make additional investments of any amount at any time.

To add to your account, make your check payable to Waddell & Reed, Inc. Mail the check to Waddell & Reed, along with the detachable form that accompanies the confirmation of a prior purchase or your year-to-date statement, or a letter stating your account number, the account registration, the Fund and the class of shares that you wish to purchase.

To add to your Class Y account, or Class A account of W&R Money Market Fund, by wire: Instruct your bank to wire the amount you wish to invest, along with the account number and registration, to UMB Bank, n.a., ABA Number 101000695, for the account of Waddell & Reed Number 9800007978, Special Account for Exclusive
Benefit of Customers FBO Customer Name and Account Number.

If you purchase shares of the Funds from certain broker-dealers, banks or other authorized third parties, additional purchases may be made through those firms.

Selling Shares

You can arrange to take money out of your Fund account at any time by selling
(redeeming) some or all of your shares.

The redemption price (price to sell one share of a particular class of a Fund)
is the NAV per share of that Fund class, subject to any applicable CDSC.

To sell shares by written request: Complete an Account Service Request form, available from your financial advisor, or write a letter of instruction with:

*  the name on the account registration

*  the Fund's name

*  the account number

*  the dollar amount or number, and the class, of shares to be redeemed

*  any other applicable requirements listed in the table below

Deliver the form or your letter to your financial advisor, or mail it to:

Waddell & Reed Services Company
P. O. Box 29217
Shawnee Mission, Kansas
66201-9217

Unless otherwise instructed, Waddell & Reed Services Company will send a check to the address on the account.

To sell Class Y shares and Class A shares of W&R Money Market Fund by telephone or fax: If you have elected this method in your application or by subsequent authorization, call 800-532-2783, or fax your request to 800-532-2784, and give your instructions to redeem your shares (redemption must be equal to or greater than $1,000.00) and make payment by wire to your predesignated bank account or by check to you at the address on the account.

To sell Class A shares of W&R Money Market Fund by check: If you have elected this method in your application or by subsequent authorization, the Fund will provide you with forms or checks drawn on UMB Bank, n.a. You may make these checks payable to the order of any payee in any amount of $250 or more.

When you place an order to sell shares, your shares will be sold at the next
NAV calculated, subject to any applicable CDSC, after receipt of a written request for redemption in good order by Waddell & Reed Services Company at the address listed above. Note the following:

*  If more than one person owns the shares, each owner must sign the written request.

*  If you recently purchased the shares by check, the Fund may delay payment of redemption proceeds. You may arrange for the bank upon which the purchase check was drawn to provide telephone or written assurance, satisfactory to the Fund, that the check has cleared and been honored. If you do not, payment of the redemption proceeds on these shares will be delayed until the earlier of ten (10) days from the date of purchase or the date the Fund can verify that your purchase check has cleared and been honored.

*  Redemptions may be suspended or payment dates postponed on days when the
   NYSE is closed (other than weekends or holidays), when trading on the NYSE is restricted or as permitted by the Securities and Exchange Commission.

*  Payment is normally made in cash, although under extraordinary conditions redemptions may be made in portfolio securities when the Fund's Board of
   Directors determines that conditions exist making cash payments undesirable.
   A Fund is obligated to redeem shares solely in cash up to the lesser of
   $250,000 or 1% of its NAV during any 90-day period for any one shareholder.

*  If you purchased shares of a Fund from certain broker-dealers, banks or other authorized third parties, you may sell those shares through those firms, some of which may charge you a fee and may have additional requirements to sell Fund shares. The Fund will be deemed to have received your order to sell shares when that firm (or its designee) has received your order. Your order will receive the NAV of the applicable Class, subject to any applicable CDSC, next calculated after the order has been received in proper form by the authorized firm (or its designee). You should consult that firm to determine the time by which it must receive your order for you to sell shares at that day's price.

*  Dealers that perform account transactions for their clients by participating in NETWORKING through the National Securities Clearing Corporation are responsible for obtaining their clients' permission to perform those transactions, and are responsible to their clients who are shareholders of the Fund if the dealer performs any transaction erroneously or improperly.

Special Requirements for Selling Shares

Account Type              Special Requirements

Individual or             The written instructions must be signed by all
Joint Tenant              persons required to sign for transactions, exactly
                          as their names appear on the account.

Sole Proprietorship       The written instructions must be signed by the
                          individual owner of the business.

UGMA, UTMA                The custodian must sign the written instructions
                          indicating capacity as custodian.

Retirement Account        The written instructions must be signed by a
                          properly authorized person.

Trust                     The trustee must sign the written instructions
                          indicating capacity as trustee. If the trustee's name
                          is not in the account registration, provide a
                          currently certified copy of the trust document.

Business or Organization  At least one person authorized by corporate resolution to act on the account must sign the
                          written instructions.

Conservator, Guardian     The written instructions must be signed by the
or Other Fiduciary        person properly authorized by court order to act
                          in the particular fiduciary capacity.

A Fund may require a signature guarantee in certain situations such as:

*  a redemption request made by a corporation, partnership or fiduciary

*  a redemption request made by someone other than the owner of record

*  the check is made payable to someone other than the owner of record

This requirement is to protect you and Waddell & Reed from fraud. You can obtain a signature guarantee from most banks and securities dealers, but not from a notary public.

Each Fund reserves the right to redeem at NAV all of your Fund shares in your account if the aggregate NAV of those shares is less than $500, or less than
$250 for W&R Money Market Fund. The Fund will give you notice and sixty (60)
days to purchase a sufficient number of additional shares to bring the aggregate NAV of your shares in that Fund to $500, or $250 for W&R Money Market
Fund. These redemptions will not be subject to a CDSC. W&R Money Market Fund may charge a fee of $1.75 per month on all accounts with a NAV of less than
$250, except for retirement plan accounts. The Fund will not apply its redemption right to individual retirement plan accounts or to accounts which have an aggregate NAV of less than $500 due to market forces.

You may reinvest, without charge, all or part of the amount of Class A shares of a Fund you redeemed by sending to the Fund the amount you want to reinvest.
The reinvested amounts must be received by the Fund within forty-five (45) days after the date of your redemption. You may do this only once with Class A shares of a Fund.

The CDSC will not apply to the proceeds of Class A (as applicable), Class B or
Class C shares of a Fund which are redeemed and then reinvested in shares of the same class of the Fund within forty-five (45) days after such redemption.
Waddell & Reed will, with your reinvestment, restore an amount equal to the
CDSC attributable to the amount reinvested by adding the CDSC amount to your reinvestment. For purposes of determining a future CDSC, the reinvestment will be treated as a new investment. You may do this only once as to Class B shares of a Fund and once as to Class C shares of a Fund. This privilege may be eliminated or modified at any time without prior notice to shareholders.

Payments of principal and interest on loans made pursuant to a 401(a) qualified plan (if such loans are permitted by the plan) may be reinvested, without payment of a sales charge, in Class A shares of any of the Funds in which the plan may invest.

Telephone Transactions

The Funds and their agents will not be liable for following instructions communicated by telephone that they reasonably believe to be genuine. Each Fund will employ reasonable procedures to confirm that instructions communicated by telephone are genuine. If a Fund fails to do so, the Fund may be liable for losses due to unauthorized or fraudulent instructions. Current procedures relating to instructions communicated by telephone include tape recording instructions, requiring personal identification and providing written confirmations of transactions effected pursuant to such instructions.

Shareholder Services

Personal Service

A toll-free call, 888-WADDELL, connects you to a Client Services Representative or our automated customer telephone service. During normal business hours, our
Client Services staff is available to answer your questions. At almost any time of the day or night, you may access our web site, www.waddell.com, to obtain price information about other funds in W&R Funds, Inc. and to obtain a current prospectus.

Exchanges

Except as otherwise noted, you may sell your shares and buy shares of the same class of any of the Funds within W&R Funds, Inc. without the payment of an additional sales charge if you exchange Class A shares or without payment of a
CDSC when you exchange Class B shares or Class C shares. For Class B and Class
C shares or Class A shares to which the CDSC would otherwise apply, the time period for the CDSC will continue to run. You may sell your Class Y shares of any of the Funds and buy Class Y shares of another Fund or Class A shares of
W&R Money Market Fund.

You may exchange any Class A shares of W&R Limited-Term Bond and W&R Municipal
Bond Funds that you have held for at least six months and any Class A shares of these Funds acquired as payment of a dividend or distribution for Class A shares of any other Fund in W&R Funds, Inc. You may exchange Class A shares of
W&R Limited-Term Bond and W&R Municipal Bond Funds that you have held for less than six months only for Class A shares of W&R Limited-Term Bond, W&R Municipal
Bond and W&R Money Market Funds.

You may exchange only into Funds that are legally permitted for sale in your state of residence. Currently, each Fund in the W&R Funds may be sold only within the United States and the Commonwealth of Puerto Rico. Note that exchanges out of a Fund may have tax consequences for you. Before exchanging into a Fund, read its prospectus.

The Funds reserve the right to terminate or modify these exchange privileges at any time, as discussed in the SAI.

Automatic Transactions for Class A, Class B and Class C Shareholders

Regular Investment Plans allow you to transfer money into your Fund account, or between Fund accounts, automatically. While Regular Investment Plans do not guarantee a profit and will not protect you against loss in a declining market, they can be an excellent way to invest for retirement, a home, educational expenses and other long-term financial goals.

Flexible Withdrawal Service lets you set up ongoing monthly, quarterly, semiannual or annual redemptions from your account.

Certain restrictions and fees imposed by the plan custodian may also apply for retirement accounts. Speak with your financial advisor for more information.

Regular Investment Plans

Automatic Investment Service
To move money from your bank account to an existing Fund account

                               Minimum Amount          Minimum Frequency
                               $25 (per Fund)             Monthly

Funds Plus Service
To move money from W&R Money Market Fund to another Fund in W&R Funds, Inc.
whether in the same or a different account in the same class

                               Minimum Amount          Minimum Frequency
                              $100 (per Fund)             Monthly

Distributions and Taxes

Distributions

Each Fund distributes substantially all of its net investment income and net capital gains to its shareholders each year.

Usually, High Income Fund, Limited-Term Bond Fund, Money Market Fund and
Municipal Bond Fund declare dividends from net investment income daily and pay them monthly. Dividends declared for a particular day are paid to shareholders of record on the prior business day. However, dividends declared for Saturday and Sunday are paid to shareholders of record on the preceding Thursday. Net capital gains (and any net gains from foreign currency transactions) ordinarily are distributed by each Fund in December.

Distribution Options. When you open an account, you may specify on your application how you want to receive your distributions. Each Fund offers two options:

1. Share Payment Option. Your dividends, capital gains and other distributions with respect to a class will be automatically paid in additional shares of the same class of the Fund. If you do not indicate a choice on your application, you will be assigned this option.

2. Cash Option. You will be sent a check for your dividends, capital gains and other distributions if the total distribution is equal to or greater than five dollars. If the distribution is less than five dollars, it will be automatically paid in additional shares of the same class of the Fund.

For retirement accounts, all distributions are automatically paid in additional shares.

Taxes

As with any investment, you should consider how your investment in a Fund will be taxed. If your account is not a retirement account or other tax-advantaged savings plan (or you are not otherwise exempt from income tax), you should be aware of the following tax implications:

Taxes on distributions. Dividends from a Fund's investment company taxable income (which includes net short-term capital gains and net gains from certain foreign currency transactions), if any, generally are taxable to you as ordinary income whether received in cash or paid in additional Fund shares.
Distributions of a Fund's net capital gains (the excess of net long-term capital gains over net short-term capital loss), when designated as such, are taxable to you as long-term capital gains, whether received in cash or paid in additional Fund shares and regardless of the length of time you have owned your shares. For Federal income tax purposes, long-term capital gains generally are taxed at a maximum rate of 20% for noncorporate shareholders. W&R Money Market
Fund does not expect to distribute any net capital gains.

Each Fund notifies you after each calendar year-end as to the amounts of dividends and other distributions paid (or deemed paid) to you for that year.

Distributions by W&R Municipal Bond Fund that are designated by it as exempt-
interest dividends generally may be excluded by you from your gross income. A portion of the exempt-interest dividends paid by W&R Municipal Bond Fund is expected to be attributable to interest on certain bonds that must be treated, by you, as a tax preference item for purposes of calculating your liability, if any, for the AMT; the Fund anticipates such portion will not be more than 40%
of the dividends it will pay, annually, to its shareholders. W&R Municipal Bond
Fund will provide you with information concerning the amount of distributions that is a tax preference item after the end of each calendar year. Shareholders who may be subject to the AMT should consult with their tax advisers concerning investment in the Fund.

Entities or other persons who are substantial users (or persons related to substantial users) of facilities financed by PABs should consult their tax advisers before purchasing W&R Municipal Bond Fund shares because, for users of certain of these facilities, the interest on those bonds is not exempt from
Federal income tax. For these purposes, the term substantial user is defined generally to include a non-exempt person who regularly uses, in trade or business, a part of a facility financed from the proceeds of PABs.

A portion of the dividends paid by a Fund, whether received in cash or paid in additional Fund shares, may be eligible for the dividends received deduction allowed to corporations. The eligible portion may not exceed the aggregate dividends received by a Fund from U.S. corporations. However, dividends received by a corporate shareholder and deducted by it pursuant to the dividends received deduction are subject indirectly to the AMT.

None of the dividends paid by W&R Limited-Term Bond Fund, W&R Municipal Bond
Fund or W&R Money Market Fund are expected to be eligible for this deduction.

Taxes on transactions. Your redemption of Fund shares will result in a taxable gain or loss to you, depending on whether the redemption proceeds are more or less than what you paid for the redeemed shares (which normally includes any sales charge paid). If you have a gain on a redemption of W&R Municipal Bond
Fund's shares, the entire gain will be taxable even though a portion of the gain may represent municipal bond interest earned by the Fund but not yet paid out as a dividend. If the redemption is not made until after record date, however, you will receive that interest as an exempt-interest dividend rather than as part of a taxable gain.

An exchange of Fund shares for shares of any other fund in W&R Funds, Inc.
generally will have similar tax consequences. However, special rules apply when you dispose of a Fund's Class A shares through a redemption or exchange within ninety (90) days after your purchase and then reacquire Class A shares of that
Fund or acquire Class A shares of another fund in W&R Funds, Inc. without paying a sales charge due to the forty-five (45) day reinvestment privilege or exchange privilege. See Your Account-Selling Shares. In these cases, any gain on the disposition of the original Class A Fund shares will be increased, or loss decreased, by the amount of the sales charge you paid when those shares were acquired, and that amount will increase the adjusted basis of the shares subsequently acquired. In addition, if you purchase shares of a Fund within thirty (30) days before or after redeeming other shares of the Fund (regardless of class) at a loss, part or all of that loss will not be deductible and will increase the basis of the newly purchased shares. This paragraph does not apply to transactions in shares of W&R Money Market Fund.

Interest on indebtedness incurred or continued to purchase or carry shares of
W&R Municipal Bond Fund will not be deductible for Federal income tax purposes to the extent the Fund's distributions consist of exempt-interest dividends.
Proposals may be introduced before Congress for the purpose of restricting or eliminating the Federal income tax exemption for interest on municipal bonds.
If such a proposal were enacted, the availability of municipal bonds for investment by W&R Municipal Bond Fund and the value of its portfolio would be affected. In that event, that Fund may decide to reevaluate its investment goal and policies.

Withholding. Each Fund must withhold 30% of all taxable dividends and capital gains distributions and redemption proceeds payable to individuals and certain other noncorporate shareholders who do not furnish the Fund with a correct taxpayer identification number. Withholding at that rate also is required from dividends and capital gains distributions payable to shareholders who are otherwise subject to backup withholding.

State and local income taxes. Exempt-interest dividends paid by W&R Municipal
Bond Fund may be subject to income taxation under state and local tax laws. The portion of the dividends paid by W&R Limited-Term Bond Fund and W&R Money
Market Fund (and, to a lesser extent, the other Funds) attributable to interest earned on U.S. Government securities generally is not subject to state and local income taxes, although distributions by any Fund to its shareholders of net realized gains on the sale of those securities are fully subject to those taxes. You should consult your tax adviser to determine the taxability in your state and locality of dividends and other distributions by the Funds.

The foregoing is only a summary of some of the important Federal income tax considerations generally affecting each Fund and its shareholders; you will find more information in the SAI. There may be other Federal, state or local tax considerations applicable to a particular investor. You are urged to consult your own tax adviser.

THE MANAGEMENT OF THE FUNDS

Portfolio Management

The Funds are managed by WRIMCO, subject to the authority of the Board of
Directors. WRIMCO provides investment advice to each of the Funds and supervises each Fund's investments. WRIMCO has served as investment manager to
W&R Funds, Inc. since its inception. WRIMCO is located at 6300 Lamar Avenue,
P.O. Box 29217, Shawnee Mission, Kansas 66201-9217.

Louise D. Rieke is primarily responsible for the management of the High Income
Fund. Ms. Rieke has held her Fund responsibilities since July 1997. She is
Senior Vice President of WRIMCO, Vice President of the Fund and Vice President
of other investment companies for which WRIMCO serves as investment manager.
From November 1985 to March 1998, Ms. Rieke was Vice President of, and a
portfolio manager for, Waddell & Reed Asset Management Company, a former affiliate of WRIMCO. Ms. Rieke has served as the portfolio manager for investment companies managed by WRIMCO and its predecessor since July 1986 and has been an employee of such since May 1971.

W. Patrick Sterner is primarily responsible for the management of the Limited-
Term Bond Fund. Mr. Sterner has held his Fund responsibilities since September
1992. He is Senior Vice President of WRIMCO, Vice President of the Fund and
Vice President of other investment companies for which WRIMCO serves as investment manager. From August 1992 to March 1998, Mr. Sterner was Vice
President of, and a portfolio manager for, Waddell & Reed Asset Management
Company. He has been an employee of WRIMCO since August 1992.

Bryan J. Bailey is primarily responsible for the management of the Municipal
Bond Fund. Mr. Bailey has held his Fund responsibilities since June 2000. He is
Vice President of WRIMCO, Vice President of the Fund and Vice President of
another investment company for which WRIMCO serves as investment manager. Mr.
Bailey had served as the Assistant Portfolio Manager for investment companies managed by WRIMCO since January 1999 and has been an employee of WRIMCO since
July 1993.

Mira Stevovich is primarily responsible for the management of the Money Market
Fund. Ms. Stevovich has held her Fund responsibilities since the inception of the Fund. She is Vice President of WRIMCO, Vice President and Assistant
Treasurer of the Fund and Vice President and Assistant Treasurer of other investment companies for which WRIMCO serves as investment manager. Ms.
Stevovich has served as the Portfolio Manager for investment companies managed by WRIMCO since May 1998 and has been an employee of WRIMCO and its predecessor since March 1987.

Other members of WRIMCO's investment management department provide input on market outlook, economic conditions, investment research and other considerations relating to a Fund's investments.

Management Fee

Like all mutual funds, the Funds pay fees related to their daily operations.
Expenses paid out of each Fund's assets are reflected in its share price or dividends; they are neither billed directly to shareholders nor deducted from shareholder accounts.

Each Fund pays a management fee to WRIMCO for providing investment advice and supervising its investments. Each Fund also pays other expenses, which are explained in the SAI.

The management fee is payable by a Fund at the annual rates of:

for High Income Fund, 0.625% of net assets up to $500 million, 0.60% of net assets over $500 million and up to $1 billion, 0.55% of net assets over
$1 billion and up to $1.5 billion, and 0.50% of net assets over $1.5 billion.
Management fees for the Fund as a percent of the Fund's net assets for the fiscal year ended March 31, 2002 were 0.00% with the voluntary waiver, by
WRIMCO, of management fee expenses; 0.63% without the voluntary waiver, by
WRIMCO, of management fee expenses;

for Limited-Term Bond Fund, 0.50% of net assets up to $500 million, 0.45% of net assets over $500 million and up to $1 billion, 0.40% of net assets over $1 billion and up to $1.5 billion, and 0.35% of net assets over $1.5 billion.
Management fees for the Fund as a percent of the Fund's net assets for the fiscal year ended March 31, 2002 were 0.24% with the voluntary waiver, by
WRIMCO, of management fee expenses; 0.50% without the voluntary waiver, by
WRIMCO, of management fee expenses;

for Municipal Bond Fund, 0.525% of net assets up to $500 million, 0.50% of net assets over $500 million and up to $1 billion, 0.45% of net assets over
$1 billion and up to $1.5 billion, and 0.40% of net assets over $1.5 billion.
Management fees for the Fund as a percent of the Fund's net assets for the fiscal year ended March 31, 2002 were 0.53%; and

for Money Market Fund, 0.40% of annual net assets. Management fees for the Fund as a percent of the Fund's net assets for the fiscal year ended March 31, 2002 were 0.00% with the voluntary waiver, by WRIMCO, of management fee expenses;
0.40% without the voluntary waiver, by WRIMCO, of management expenses.

WRIMCO has voluntarily agreed to waive its management fee for any day that a
Fund's net assets are less than $25 million, subject to WRIMCO's right to change or modify this waiver.

FINANCIAL HIGHLIGHTS

The following information is to help you understand the financial performance of each Fund's Class A, Class B, Class C and Class Y (as applicable) shares for the fiscal periods shown. Certain information reflects financial results for a single Fund share. Total return shows how much your investment would have increased (or decreased) during each period, assuming reinvestment of all dividends and distributions. This information has been audited by Deloitte &
Touche LLP, whose independent auditors' report, along with each Fund's financial statements for the fiscal year ended March 31, 2002, is included in the Funds' Annual Report to Shareholders, which is available upon request.

HIGH INCOME FUND

For a Class A share outstanding throughout each period:

                                                                    For the
                                                For the          period from
                                             fiscal year          7/3/00[1]
                                                  ended                  to
                                                3/31/02             3/31/01
                                             ---------------------------------
Class A Per-Share Data

Net asset value, beginning of period              $8.54               $9.04
                                                ---------------------------
Income (loss) from investment operations:
  Net investment income                            0.74                0.58

  Net realized and unrealized
   loss on investments                            (0.06)              (0.50)
                                                ---------------------------
Total from investment operations                   0.68                0.08
                                                ---------------------------
Less distributions:
  Declared from net investment income             (0.74)              (0.58)
  From capital gains                              (0.00)              (0.00)
                                                ---------------------------
Total distributions                               (0.74)              (0.58)
                                                ---------------------------
Net asset value, end of period                    $8.48               $8.54
                                                ===========================
Class A Ratios/Supplemental Data

Total return[2]                                    8.46%               0.90%

Net assets, end of period (in thousands)         $1,895                $442

Ratio of expenses to average net assets
  including voluntary expense waiver               0.84%               1.05%[3]

Ratio of net investment income to average
  net assets including voluntary expense
  waiver                                           9.00%               9.01%[3]

Ratio of expenses to average net assets
  excluding voluntary expense waiver               1.14%               1.42%[3]

Ratio of net investment income to average
  net assets excluding voluntary expense
  waiver                                           8.70%               8.64%[3]

Portfolio turnover rate                           82.42%             114.89%[4]

[1]Commencement of operations.

[2]Total return calculated without taking into account the sales load deducted on an initial purchase.

[3]Annualized.

[4]For the fiscal year ended March 31, 2001.

HIGH INCOME FUND

For a Class B share outstanding throughout each period:

                                                                    For the
                                                For the          period from
                                             fiscal year         7/18/00[1]
                                                  ended                  to
                                                3/31/02             3/31/01
                                             ---------------------------------
Class B Per-Share Data

Net asset value, beginning of period              $8.54               $9.03
                                                ---------------------------
Income (loss) from investment operations:
  Net investment income                            0.68                0.48

  Net realized and unrealized loss
   on investments                                 (0.06)              (0.49)
                                                ---------------------------
Total from investment operations                   0.62              (0.01)
                                                ---------------------------
Less distributions:
  Declared from net investment income             (0.68)              (0.48)

  From capital gains                              (0.00)              (0.00)
                                                ---------------------------
Total distributions                               (0.68)              (0.48)
                                                ---------------------------
Net asset value, end of period                    $8.48               $8.54
                                                ===========================
Class B Ratios/Supplemental Data

Total return                                       7.64%               0.09%

Net assets, end of period (in millions)              $1                  $1

Ratio of expenses to average net assets
  including voluntary expense waiver               1.74%               1.85%[2]

Ratio of net investment income to average
  net assets including voluntary expense
  waiver                                           8.09%               8.30%[2]

Ratio of expenses to average net assets
  excluding voluntary expense waiver               2.36%               2.50%[2]

Ratio of net investment income to average
  net assets excluding voluntary expense
  waiver                                           7.47%               7.65%[2]

Portfolio turnover rate                           82.42%             114.89%[3]

[1]Commencement of operations.

[2]Annualized.

[3]For the fiscal year ended March 31, 2001.

HIGH INCOME FUND

For a Class C share outstanding throughout each period[1]:

                                                                     For the
                                   For the fiscal year             period from
                                      ended March 31,              7/31/97[2]
                                 --------------------------------      to
                                 2002      2001     2000     1999   3/31/98
                                 --------------------------------  ---------
Class C Per-Share Data

Net asset value,
 beginning of period             $8.54     $9.27    $9.94   $10.79   $10.00
                                 --------------------------------  ---------
Income (loss) from investment
 operations:
   Net investment income          0.68      0.73     0.69     0.63     0.37

   Net realized and unrealized
     gain (loss) on investments  (0.06)    (0.73)   (0.67)   (0.82)    0.79
                                 --------------------------------  ---------
Total from investment operations  0.62      0.00     0.02    (0.19)    1.16
                                 --------------------------------  ---------
Less distributions:
   Declared from net investment
     income                      (0.68)    (0.73)   (0.69)   (0.63)   (0.37)

   From capital gains            (0.00)    (0.00)   (0.00)   (0.03)   (0.00)
                                 --------------------------------  ---------
Total distributions              (0.68)    (0.73)   (0.69)   (0.66)   (0.37)
                                 --------------------------------  ---------
Net asset value, end of period   $8.48     $8.54    $9.27   $ 9.94   $10.79
                                 ================================  =========

Class C Ratios/Supplemental Data

Total return                      7.58%     0.18%    0.17%   -1.72%   11.77%

Net assets, end of
  period (in millions)             $17       $19      $23      $25      $12

Ratio of expenses to average
  net assets including voluntary
  expense waiver                  1.82%     1.78%    2.17%    2.20%    2.52%[3]

Ratio of net investment income
  to average net assets
  including voluntary expense
  waiver                          8.01%     8.38%    7.16%    6.29%    5.98%[3]

Ratio of expenses to average
  net assets excluding voluntary
  expense waiver                  2.46%     2.41%    2.26%       --       --

Ratio of net investment income
  to average net assets
  excluding voluntary expense
  waiver                          7.36%    7.75%    7.07%       --       --

Portfolio turnover rate          82.42%  114.89%   71.31%   50.98%   67.82%

[1]The financial data shown for a Class C share are based on the financial data for a share of the fund's prior Class B. On March 24, 2000, that Class B was combined with and redesignated as Class C, which had commenced operations on
October 4, 1999.

[2]Commencement of operations.

[3]Annualized.

HIGH INCOME FUND

For a Class Y share outstanding throughout each period:

                                                                    For the
                                        For the fiscal year       period from
                                        ended March 31,           12/30/98[1]
                                        ----------------------           to
                                        2002    2001     2000       3/31/99
                                        ----------------------    ----------
Class Y Per-Share Data

Net asset value, beginning of period    $8.54   $9.27    $9.94         $9.97
                                        ----------------------    ----------
Income (loss) from investment
  operations:
  Net investment income                  0.75    0.78     0.77          0.20

  Net realized and unrealized
    gain (loss) on investments          (0.06)  (0.73)   (0.67)         0.00
                                        ----------------------    ----------
Total from investment operations         0.69    0.05     0.10          0.20

Less distributions:
  Declared from net investment income   (0.75)  (0.78)   (0.77)        (0.20)

  From capital gains                    (0.00)  (0.00)   (0.00)        (0.03)
                                        ----------------------    ----------
Total distributions                     (0.75)  (0.78)   (0.77)        (0.23)
                                        ----------------------    ----------
Net asset value, end of period          $8.48   $8.54    $9.27         $9.94
                                        ======================    ==========
Class Y Ratios/Supplemental Data

Total return                             8.50%   0.79%    0.94%         2.45%

Net assets, end of period
  (in thousands)                          $64     $12       $6            $6

Ratio of expenses to average net
  assets including voluntary expense
  waiver                                 0.79%   1.20%    1.40%         0.26%[2]

Ratio of net investment income to
  average net assets including
  voluntary expense waiver               8.99%   8.95%    7.85%         8.55%[2]

Ratio of expenses to average net
  assets excluding voluntary
  expense waiver                        1.08%    1.62%    1.46%            --

Ratio of net investment income to
  average net assets excluding
  voluntary expense waiver               8.71%   8.52%    7.79%            --

Portfolio turnover rate                 82.42% 114.89%   71.31%        50.98%[2]

[1]Commencement of operations.

[2]Annualized.

LIMITED-TERM BOND FUND

For a Class A share outstanding throughout each period:
                                                                     For the
                                                 For the           period from
                                               fiscal year         8/17/00[1]
                                                  ended                to
                                                 3/31/02             3/31/01
                                              ---------------------------------
Class A Per-Share Data

Net asset value, beginning of period             $10.17              $ 9.84
                                                ----------------------------
Income from investment operations:
   Net investment income                           0.51                0.36

   Net realized and unrealized gain
     on investments                                0.03                0.33
                                                ----------------------------
Total from investment operations                   0.54                0.69
                                                ----------------------------
Less distributions:
   Declared from net investment income            (0.51)              (0.36)

   From capital gains                             (0.00)              (0.00)
                                                ----------------------------
Total distributions                               (0.51)              (0.36)
                                                ----------------------------
Net asset value, end of period                   $10.20              $10.17
                                                ============================

Class A Ratios/Supplemental Data

Total return[2]                                    5.42%               7.01%

Net assets, end of period (in thousands)          $6,124               $494

Ratio of expenses to average net assets
   including voluntary expense waiver               1.04%              0.85%[3]

Ratio of net investment income to average
   net assets including voluntary
   expense waiver                                   4.76%              5.83%[3]

Ratio of expenses to average net assets
excluding voluntary expense waiver                  1.19%              1.09%[3]

Ratio of net investment income to average
   net assets excluding voluntary
   expense waiver                                   4.61%              5.59%[3]

Portfolio turnover rate                            32.97%             16.10%[4]

[1]Commencement of operations.

[2]Total return calculated without taking into account the sales load deducted on an initial purchase.

[3]Annualized.

[4]For the fiscal year ended March 31, 2001.

LIMITED-TERM BOND FUND

For a Class B share outstanding throughout each period:

                                                                     For the
                                                 For the           period from
                                               fiscal year          7/3/00[1]
                                                  ended                to
                                                 3/31/02             3/31/01
                                              ---------------------------------

Class B Per-Share Data

Net asset value, beginning of period             $10.17              $ 9.80
                                                ----------------------------
Income from investment operations:
   Net investment income                           0.42                0.36

   Net realized and unrealized gain
      on investments                               0.03                0.37
                                                ----------------------------
Total from investment operations                   0.45                0.73
                                                ----------------------------
Less distributions:
   Declared from net investment income            (0.42)              (0.36)

   From capital gains                             (0.00)              (0.00)
                                                ----------------------------
Total distributions                               (0.42)              (0.36)
                                                ----------------------------
Net asset value, end of period                   $10.20              $10.17
                                                ============================
Class B Ratios/Supplemental Data

Total return                                       4.52%               7.54%

Net assets, end of period (in thousands)         $1,419                $425

Ratio of expenses to average net assets
   including voluntary expense waiver              1.88%               1.81%[2]

Ratio of net investment income to average
   net assets including voluntary
   expense waiver                                  4.02%               4.91%[2]

Ratio of expenses to average net assets
   excluding voluntary expense waiver                 2.15%               2.33%[2]

Ratio of net investment income to average
   net assets excluding voluntary
   expense waiver                                  3.76%               4.39%[2]

Portfolio turnover rate                           32.97%              16.10%[3]

[1]Commencement of operations.

[2]Annualized.

[3]For the fiscal year ended March 31, 2001.

LIMITED-TERM BOND FUND

For a Class C share outstanding throughout each period[1]:

                                         For the fiscal year
                                         ended March 31,
                             ------------------------------------------------
                               2002      2001      2000      1999      1998
                             -----------------------------------------------

Class C Per-Share Data

Net asset value,
beginning of period          $10.17    $ 9.76    $10.16    $10.14    $ 9.90
                             -----------------------------------------------
Income (loss) from
 investment operations:
   Net investment income       0.42      0.48      0.47      0.44      0.45

   Net realized and
     unrealized gain (loss)
     on investments            0.03      0.41    (0.40)      0.02      0.24
                             -----------------------------------------------
Total from investment
 operations                    0.45      0.89      0.07      0.46      0.69
                             -----------------------------------------------
Less distributions:
   Declared from net
      investment income       (0.42)    (0.48)    (0.47)    (0.44)    (0.45)

   From capital gains         (0.00)    (0.00)    (0.00)    (0.00)    (0.00)
                             -----------------------------------------------
Total distributions           (0.42)    (0.48)    (0.47)    (0.44)    (0.45)
                             -----------------------------------------------
Net asset value, end
 of period                   $10.20    $10.17    $ 9.76    $10.16    $10.14
                             ===============================================
Class C Ratios/Supplemental Data

Total return                   4.46%     9.48%     0.73%     4.65%     7.15%

Net assets, end of
 period (in millions)           $20       $18       $19       $21       $18

Ratio of expenses to
 average net assets
 including voluntary
 expense waiver                1.94%     1.82%     1.81%     2.11%     2.12%

Ratio of net investment
 income to average net
 assets including
 voluntary expense
 waiver                        4.04%     4.97%     4.75%     4.34%     4.52%

Ratio of expenses to
 average net assets
 excluding voluntary
 expense waiver                2.21%     2.34%     2.19%        --        --

Ratio of net investment
 income to average net
 assets excluding
 voluntary expense waiver      3.77%     4.44%     4.37%        --        --

Portfolio turnover rate       32.97%    16.10%    37.02%    32.11%    27.37%

[1]The financial data shown for a Class C share are based on the financial data for a share of the fund's prior Class B. On March 24, 2000, that Class B was combined with and redesignated as Class C, which had commenced operations on
October 4, 1999.

LIMITED-TERM BOND FUND

For a Class Y share outstanding throughout each period:

                                            For the fiscal year
                                             ended March 31,
                             ------------------------------------------------
                               2002      2001      2000      1999      1998
                             -----------------------------------------------

Class Y Per-Share Data

Net asset value,
beginning of period          $10.17    $ 9.76    $10.16    $10.14    $ 9.90
                             -----------------------------------------------
Income (loss) from
 investment operations:
   Net investment income       0.51      0.59      0.57      0.53      0.53

   Net realized and
     unrealized gain (loss)
     on investments            0.03      0.41    (0.40)      0.02      0.24
                             -----------------------------------------------
Total from investment
 operations                    0.54      1.00      0.17      0.55      0.77
                             -----------------------------------------------
Less distributions:
   Declared from net
     investment income        (0.51)    (0.59)    (0.57)    (0.53)    (0.53)

   From capital gains         (0.00)    (0.00)    (0.00)    (0.00)    (0.00)
                             -----------------------------------------------
Total distributions           (0.51)    (0.59)    (0.57)    (0.53)    (0.53)
                             -----------------------------------------------
Net asset value, end
 of period                   $10.20    $10.17    $ 9.76    $10.16    $10.14
                             ===============================================
Class Y Ratios/Supplemental Data

Total return                   5.41%    10.56%     1.69%     5.60%     7.91%

Net assets, end of
 period (in thousands)         $906    $1,836    $1,229      $263      $184

Ratio of expenses to average
 net assets including
 voluntary expense waiver      1.04%     0.83%     0.69%     1.20%     1.32%

Ratio of net investment
 income to average net
 assets including
 voluntary expense waiver      4.97%     5.95%     6.03%     5.25%     5.32%

Ratio of expenses to average
 net assets excluding
 voluntary expense waiver      1.18%     1.07%     0.84%        --        --

Ratio of net investment
 income to average net
 assets excluding voluntary
 expense waiver                4.83%     5.71%     5.88%        --        --

Portfolio turnover rate       32.97%    16.10%    37.02%    32.11%    27.37%

MUNICIPAL BOND FUND

For a Class A share outstanding throughout each period:

                                                                     For the
                                                 For the           period from
                                               fiscal year         9/15/00[1]
                                                  ended                to
                                                 3/31/02             3/31/01
                                              ---------------------------------
Class A Per-Share Data

Net asset value, beginning of period             $10.52              $10.33
                                                ----------------------------
Income from investment operations:
   Net investment income                           0.47                0.26

   Net realized and unrealized
     gain on investments                           0.09                0.19
                                                ----------------------------
Total from investment operations                   0.56                0.45
                                                ----------------------------
Less distributions:
   Declared from net investment income            (0.47)              (0.26)

   From capital gains                             (0.00)              (0.00)
                                                ----------------------------
Total distributions                               (0.47)              (0.26)
                                                ----------------------------
Net asset value, end of period                   $10.61              $10.52
                                                ============================
Class A Ratios/Supplemental Data

Total return[2]                                    5.38%               4.32%

Net assets, end of period (in millions)              $2                  $1

Ratio of expenses to average net assets            1.17%               1.21%[3]

Ratio of net investment income
to average net assets                              4.37%               4.69%[3]

Portfolio turnover rate                           36.41%              34.78%[4]
                                                ----------------------------

[1]Commencement of operations.

[2]Total return calculated without taking into account the sales load deducted on an initial purchase.

[3]Annualized.

[4]For the fiscal year ended March 31, 2001.

MUNICIPAL BOND FUND

For a Class B share outstanding throughout each period:
                                                                     For the
                                                 For the           period from
                                               fiscal year          8/8/00[1]
                                                  ended                to
                                                 3/31/02             3/31/01
                                              ---------------------------------

Class B Per-Share Data

Net asset value, beginning of period             $10.52              $10.26
                                                ----------------------------
Income from investment operations:
   Net investment income                           0.32                0.22

   Net realized and unrealized
     gain on investments                           0.09                0.26
                                                ----------------------------
Total from investment operations                   0.41                0.48
                                                ----------------------------
Less distributions:
   Declared from net investment income            (0.32)              (0.22)

   From capital gains                             (0.00)              (0.00)
                                                ----------------------------
Total distributions                               (0.32)              (0.22)
                                                ----------------------------

Net asset value, end of period                   $10.61              $10.52
                                                ============================
Class B Ratios/Supplemental Data

Total return                                       3.97%               4.66%

Net assets, end of period (in thousands)           $120                 $37

Ratio of expenses to average net assets           2.44%                2.82%[2]
Ratio of net investment income
to average net assets                             3.09%                3.11%[2]

Portfolio turnover rate                          36.41%               34.78%[3]

[1]Commencement of operations.

[2]Annualized.

[3]For the fiscal year ended March 31, 2001.

MUNICIPAL BOND FUND

For a Class C share outstanding throughout each period[1]:

                                             For the fiscal year
                                             ended March 31,
                             ------------------------------------------------
                               2002      2001      2000      1999      1998
                             -----------------------------------------------

Class C Per-Share Data

Net asset value,
beginning of period          $10.52    $10.11    $11.24    $11.45    $10.74
                             -----------------------------------------------
Income (loss) from
 investment operations:
   Net investment income       0.37      0.40      0.42      0.42      0.44

   Net realized and
     unrealized gain (loss)
     on investments            0.09      0.41     (1.11)     0.10      0.71
                             -----------------------------------------------
Total from investment
 operations                    0.46      0.81     (0.69)     0.52      1.15
                             -----------------------------------------------
Less distributions:
   Declared from net
     investment income        (0.37)    (0.40)    (0.42)    (0.42)    (0.44)

   From capital gains         (0.00)    (0.00)    (0.02)    (0.31)    (0.00)
                             -----------------------------------------------
Total distributions           (0.37)    (0.40)    (0.44)    (0.73)    (0.44)
                             -----------------------------------------------
Net asset value, end
 of period                   $10.61    $10.52    $10.11    $11.24    $11.45
                             ===============================================
Class C Ratios/Supplemental Data

Total return                   4.40%     8.22%    -6.21%     4.64%    10.89%

Net assets, end of
 period (in millions)           $24       $26       $28       $43       $40

Ratio of expenses to
 average net assets            2.13%     2.13%     1.98%     1.88%     1.89%

Ratio of net investment
 income to average net
 assets                        3.44%     3.94%     3.94%     3.68%     3.94%

Portfolio turnover rate       36.41%    34.78%    16.95%    41.53%    27.86%

[1]The financial data shown for a Class C share are based on the financial data for a share of the fund's prior Class B. On March 24, 2000, that Class B was combined with and redesignated as Class C, which had commenced operations on
October 4, 1999.

MUNICIPAL BOND FUND
For a Class Y share outstanding throughout each period:

                                                          For the   For the
                                                           period    period
                                   For the fiscal year       from      from
                                   ended March 31,     12/30/98[2]   4/1/97
                             --------------------------        to        to
                               2002      2001      2000   3/31/996/23/97[1]
                             --------------------------   -------   -------

Class Y Per-Share Data

Net asset value,
beginning of period          $10.52    $10.11    $11.24    $11.58    $10.74
                             --------------------------   -------   -------
Income (loss) from
 investment operations:
   Net investment income       0.44      0.47      0.48      0.13      0.10

   Net realized and
     unrealized gain (loss)
     on investments            0.09      0.41     (1.11)    (0.03)     0.29
                             --------------------------   -------   -------
Total from investment
 operations                    0.53      0.88     (0.63)     0.10      0.39
                             --------------------------   -------   -------
Less distributions:
   Declared from net
     investment income        (0.44)    (0.47)    (0.48)    (0.13)    (0.10)

   From capital gains         (0.00)    (0.00)    (0.02)    (0.31)    (0.00)
                             --------------------------   -------   -------
Total distributions           (0.44)    (0.47)    (0.50)    (0.44)    (0.10)
                             --------------------------   -------   -------
Net asset value, end
 of period                   $10.61    $10.52    $10.11    $11.24    $11.03
                             ==========================   =======   =======
Class Y Ratios/Supplemental Data

Total return                   5.10%     9.04%    -5.69%     0.80%     3.22%

Net assets, end of
 period (in thousands)           $2        $2        $2        $2        $0

Ratio of expenses to
 average net assets            1.44%     1.47%     1.40%     1.00%[3]  4.95%[3]

Ratio of net investment
 income to average
 net assets                    4.09%     4.61%     4.52%     4.40%[3]  4.12%[3]

Portfolio turnover rate       36.41%    34.78%    16.95%    41.53%[3] 27.86%[3]

[1]All outstanding shares were redeemed on June 23, 1997 at the ending net asset value shown in the table.

[2]Recommencement of operations.

[3]Annualized.

MONEY MARKET FUND

For a Class A share outstanding throughout each period:
                                                                     For the
                                                 For the           period from
                                               fiscal year         6/30/00[1]
                                                  ended                to
                                                 3/31/02             3/31/01
                                              ---------------------------------

Class A Per-Share Data

Net asset value, beginning of period              $1.00               $1.00
                                                ----------------------------
Net investment income                            0.0259              0.0413

Less dividends declared                         (0.0259)            (0.0413)
                                                ----------------------------
Net asset value, end of period                    $1.00               $1.00
                                                ============================
Class A Ratios/Supplemental Data

Total return                                       2.70%               4.11%

Net assets, end of period (in millions)              $5                  $5

Ratio of expenses to average net assets
 including voluntary expense waiver                0.81%               0.92%[2]

Ratio of net investment income to average
 net assets including voluntary expense waiver     2.60%               5.49%[2]

Ratio of expenses to average net assets
 excluding voluntary expense waiver                1.03%               1.18%[2]

Ratio of net investment income to average
 net assets excluding voluntary expense waiver     2.38%               5.23%[2]

[1]Commencement of operations.

[2]Annualized.

MONEY MARKET FUND
For a Class B share outstanding throughout each period:
                                                                     For the
                                                 For the           period from
                                               fiscal year         7/12/00[1]
                                                  ended                to
                                                 3/31/02             3/31/01
                                              ---------------------------------

Class B Per-Share Data

Net asset value, beginning of period              $1.00               $1.00
                                                ----------------------------
Net investment income                            0.0147              0.0299

Less dividends declared                         (0.0147)            (0.0299)
                                                ----------------------------

Net asset value, end of period                    $1.00               $1.00
                                                ============================
Class B Ratios/Supplemental Data

Total return                                       1.55%               2.97%

Net assets, end of period (in thousands)           $578                $431

Ratio of expenses to average net assets
 including voluntary expense waiver                1.88%               2.29%[2]

Ratio of net investment income to average
 net assets including voluntary expense waiver     1.33%               4.05%[2]

Ratio of expenses to average net assets
 excluding voluntary expense waiver                2.39%               2.94%[2]

Ratio of net investment income to average
 net assets excluding voluntary expense waiver     0.82%               3.41%[2]

[1]Commencement of operations.

[2]Annualized.

MONEY MARKET FUND
For a Class C share outstanding throughout each period:
                                                                     For the
                                                 For the           period from
                                               fiscal year          7/3/00[1]
                                                  ended                to
                                                 3/31/02             3/31/01
                                              ---------------------------------

Class C Per-Share Data

Net asset value, beginning of period              $1.00               $1.00
                                                ----------------------------

Net investment income                            0.0157              0.0332

Less dividends declared                         (0.0157)            (0.0332)
                                                ----------------------------
Net asset value, end of period                    $1.00               $1.00
                                                ============================
Class C Ratios/Supplemental Data

Total return                                       1.63%               3.32%

Net assets, end of period (in millions)              $7                 $10

Ratio of expenses to average net assets
 including voluntary expense waiver                1.81%               1.98%[2]

Ratio of net investment income to average
 net assets including voluntary expense waiver     1.58%               4.34%[2]

Ratio of expenses to average net assets
 excluding voluntary expense waiver                2.31%               2.54%[2]

Ratio of net investment income to average
 net assets excluding voluntary expense waiver     1.08%               3.78%[2]

[1]Commencement of operations.

[2]Annualized.

This space is intended for your notes and calculations.

W&R FUNDS, INC.

Custodian
UMB Bank, n.a.
928 Grand Boulevard
Kansas City, Missouri 64106

Legal Counsel
Kirkpatrick & Lockhart LLP
1800 Massachusetts Avenue, N. W.
Washington, D. C. 20036

Independent Auditors
Deloitte & Touche LLP
1010 Grand Boulevard
Kansas City, Missouri
64106-2232

Investment Manager
Waddell & Reed Investment
Management Company
6300 Lamar Avenue
P. O. Box 29217
Shawnee Mission, Kansas
66201-9217
913-236-2000
888-WADDELL

Underwriter
Waddell & Reed, Inc.
6300 Lamar Avenue
P. O. Box 29217
Shawnee Mission, Kansas
66201-9217
913-236-2000
888-WADDELL

Shareholder Servicing Agent
Waddell & Reed
Services Company
6300 Lamar Avenue
P. O. Box 29217
Shawnee Mission, Kansas
66201-9217
913-236-2000
888-WADDELL

Accounting Services Agent
Waddell & Reed
Services Company
6300 Lamar Avenue
P. O. Box 29217
Shawnee Mission, Kansas
66201-9217
913-236-2000
888-WADDELL

W&R FUNDS, INC.

You can get more information about each Fund in the --

*  Statement of Additional Information (SAI), which contains detailed information about a Fund, particularly the investment policies and practices. You may not be aware of important information about a Fund unless you read both the Prospectus and the SAI. The current SAI is on file with the Securities and Exchange Commission (SEC) and it is incorporated into this Prospectus by reference (that is, the SAI is legally part of the
   Prospectus).

*  Annual and Semiannual Reports to Shareholders, which detail a Fund's actual investments and include financial statements as of the close of the particular annual or semiannual period. The annual report also contains a discussion of the market conditions and investment strategies that significantly affected a Fund's performance during the year covered by the report.

To request a copy of the Funds' current SAI or copies of the most recent Annual and Semiannual reports, without charge, or for other inquiries, contact the
Fund or Waddell & Reed, Inc. at the address and telephone number below. Copies of the SAI, Annual and/or Semiannual reports may also be requested via e-mail at request@waddell.com.

Information about the Funds (including the current SAI and most recent Annual and Semiannual Reports) is available from the SEC's web site at
http://www.sec.gov and may also be obtained, after paying a duplicating fee, by electronic request at publicinfo@sec.gov or from the SEC's Public
Reference Room in Washington, D.C. You can find out about the operation of the Public Reference Room and applicable copying charges by calling
202-942-8090.

The Funds' SEC file number is: 811-6569

Waddell & Reed, Inc.
6300 Lamar Avenue
P. O. Box 29217
Shawnee Mission, Kansas 66201-9217
913-236-2000
888-WADDELL

WRP3110(7-02)